                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

- - - X IN RE :
                                                       CHAPTER 11
PHILIP SERVICES (DELAWARE), INC., ET AL.               CASE NO. 99-02385 (MFW)
                                                       (JOINTLY ADMINISTERED)
                                    DEBTORS.












    JOINT PLAN OF REORGANIZATION OF PHILIP SERVICES (DELAWARE), INC., ET AL.


                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS) David S. Kurtz
                      Jeffrey W. Linstrom
                      Timothy R. Pohl
                      333 W. Wacker Drive
                      Chicago, Illinois 60606-1285
                      (312) 407-0700

                               -and-

                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                      Gregg M. Galardi (I.D.#2991)
                      One Rodney Square
                      P.O. Box 636
                      Wilmington, Delaware  19899-0636
                      (302) 651-3000

                      Attorneys for Philip Services (Delaware), Inc., et al.




Dated:



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                                TABLE OF CONTENTS

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                                                                                                                       PAGE
TABLE OF
EXHIBITS..................................................................................................................vii

INTRODUCTION..............................................................................................................1

ARTICLE I.

         DEFINITIONS, RULES OF INTERPRETATION,
         COMPUTATION OF TIME AND GOVERNING LAW............................................................................1
         A.       Scope of Definitions; Rules of Construction.............................................................1
         B.       Definitions.............................................................................................1
         C.       Rules of Interpretation................................................................................11
         D.       Computation of Time....................................................................................12

ARTICLE II.

         CLASSIFICATION OF CLAIMS AND INTERESTS..........................................................................12
         A.       Introduction...........................................................................................12
         B.       Unclassified Claims....................................................................................12
                  1.  DIP Facility Claims................................................................................12
                  2.  Administrative Claims..............................................................................12
                  3.  Priority Tax Claims................................................................................12
         C.       Summary of Classified Claims and Interests.............................................................12
         D.       Classification of Unimpaired Classes of Claims and Interests ..........................................13
                  1.  Class 1:  Other Priority Claims....................................................................13
                  2.  Class 2:  Other Secured Claims.....................................................................13
                  3.  Class 3:  General Unsecured Claims.................................................................13
                  4.  Class 4:  Intercompany Claims of Non-Debtors.......................................................13
                  5.  Class 5:  Subsidiary Interests.....................................................................13
         E.       Classification of Impaired Classes of Claims and Interests.............................................13
                  1.  Class 6:  Secured Lender Claims....................................................................13
                  2.  Class 7:  All Impaired Unsecured Claims............................................................13
                  3.  Class 8A:  Old Common Shares.......................................................................13
                  4.  Class 8B:  Securities Claims in the Securities Actions.............................................13
                  5.  Class 8C:  Other Securities Claims.................................................................14
                  6.  Class 9:  Other Equity Securities..................................................................14

ARTICLE III.

         TREATMENT OF CLAIMS AND INTERESTS...............................................................................14
         A.       Unclassified Claims....................................................................................14
                  1.  DIP Facility Claims................................................................................14
                  2.  Administrative Claims..............................................................................14
                  3.  Priority Tax Claims................................................................................14
         B.       Unimpaired Classes of Claims and Interests.............................................................14
                  1.  Class 1:  Other Priority Claims....................................................................14
                  2.  Class 2:  Other Secured Claims.....................................................................15
                  3.  Class 3:  General Unsecured Claims.................................................................15
                  4.  Class 4:  Intercompany Claims of Non-Debtors.......................................................15
                  5.  Class 5:  Subsidiary Interests.....................................................................15
         C.       Impaired Classes Of Claims and Interests...............................................................15
                  1.  Class 6:  Secured Lender Claims....................................................................15
                  2.  Class 7:  Impaired Unsecured Claims................................................................16
                  3.  Class 8A:  Old Common Shares.......................................................................17
                  4.  Class 8B: Securities Claims in the Securities Actions..............................................17
                  5.  Class 8C: Other Securities Claims..................................................................17
                  6.  Class 9: Other Equity Securities...................................................................17
         D.       Special Provision Regarding Unimpaired Claims..........................................................17
         E.       Accrual Of Post-Petition Interest......................................................................17

ARTICLE IV.

         MEANS FOR IMPLEMENTATION OF THE PLAN............................................................................18
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
         A.       Continued Corporate Existence..........................................................................18
         B.       Corporate Action.......................................................................................18
                  1.  Cancellation of Old Securities and Agreements......................................................18
                  2.  Certificate of Incorporation and Bylaws............................................................18
                  3.  Restructuring Transactions.........................................................................18
                  4.  Shareholder Rights Plan............................................................................19
                  5.  Reverse Stock Split................................................................................19
                  6.  Shareholder Approval...............................................................................19
         C.       Plan Transactions .....................................................................................19
                  1.  New Securities.....................................................................................19
                  2.  New Senior Secured Debt............................................................................19
                  3.  New Guaranties.....................................................................................19
                  4.  Exit Facility......................................................................................20
         D.       Directors and Officers.................................................................................20
         E.       Revesting of Assets; Releases of Liens.................................................................20
         F.       Preservation of Rights of Action.......................................................................20
         G.       Effectuating Documents; Further Transactions...........................................................20
         H.       Exemption from Certain Transfer Taxes..................................................................20
         I.       Releases and Related Matters...........................................................................21
                  1.  Releases by Debtors................................................................................21
                  2.   Releases by Holders of Lender Claims, Claims and Interests........................................21
                  3.   Injunction Related to Releases....................................................................22
         J.       Substantive Consolidation for Purposes of Treating Impaired Claims.....................................22
         K.       Contribution and Indemnity Claims Other Than Assumed Indemnification Obligations.......................23
         L.       Assumed Indemnification Obligations....................................................................23

ARTICLE V.

         ACCEPTANCE OR REJECTION OF THE PLAN.............................................................................23
         A.       Classes Entitled to Vote...............................................................................23
         B.       Acceptance by Impaired Classes.........................................................................23
         C.       Cramdown...............................................................................................23

ARTICLE VI.

         SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN.............................................................23

ARTICLE VII.

         PROVISIONS GOVERNING DISTRIBUTIONS..............................................................................24
         A.       Distributions for Claims Allowed as of the Effective Date..............................................24
         B.       Interest on Claims.....................................................................................24
         C.       Distributions by Disbursing Agent and the Indenture Trustee............................................24
         D.       Record Date for Distributions to Holders of Lender Claims and Old Debentures...........................24
         E.       Means of Cash Payment..................................................................................24
         F.       Calculation of Distribution Amounts....................................................................24
                  1.  New Common Shares..................................................................................25
                  2.  New Debt Securities................................................................................25
         G.       Delivery of Distributions..............................................................................25
         H.       Surrender of Securities and Instruments................................................................25
                  1.  Notes and Old Debentures...........................................................................25
                  2.  Lost, Mutilated or Destroyed Notes or Old Debentures...............................................25
                  3.  Failure to Surrender Canceled Note or Old Debentures...............................................26
         I.       Withholding and Reporting Requirements.................................................................26
         J.       Setoffs................................................................................................26

ARTICLE VIII.

         TREATMENT OF EXECUTORY CONTRACTS
         AND UNEXPIRED LEASES............................................................................................26
         A.       Assumed Contracts and Leases...........................................................................26
         B.       Payments Related to Assumption of Contracts and Leases.................................................27
         C.       Rejected Contracts and Leases..........................................................................27
         D.       Compensation and Benefit Programs......................................................................27

ARTICLE IX.

         PROCEDURES FOR RESOLVING DISPUTED,
         CONTINGENT, AND UNLIQUIDATED CLAIMS AND DISPUTED INTERESTS......................................................27

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
         A.       Prosecution of Objections..............................................................................27
         B.       No Distributions Pending Allowance.....................................................................27
         C.       Disputed Class 7 Distribution Reserve..................................................................27
         D.       Distributions After Allowance of Class 7 Claim.........................................................28
         E.       Distribution Procedures for Class 8 Claims and Interests...............................................28

ARTICLE X.

         CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN...............................................28
         A.       Conditions To Confirmation.............................................................................28
         B.       Conditions to Effective Date...........................................................................28
         C.       Waiver of Conditions...................................................................................29

ARTICLE XI.

         MODIFICATIONS AND AMENDMENTS....................................................................................30

ARTICLE XII.

         RETENTION OF JURISDICTION.......................................................................................30

ARTICLE XIII.

         COMPROMISES AND SETTLEMENTS.....................................................................................31

ARTICLE XIV.

         MISCELLANEOUS PROVISIONS........................................................................................31
         A.       Bar Dates For Certain Post-Petition Claims.............................................................31
                  1.  Administrative Claims; Substantial Contribution Claims.............................................31
                  2.  Professional Fee Claims............................................................................32
         B.       Payment of Statutory Fees..............................................................................32
         C.       Severability of Plan Provisions........................................................................32
         D.       Successors and Assigns.................................................................................32
         E.       Releases and Satisfaction of Subordination Rights......................................................32
         F.       Discharge of the Debtors; Injunction...................................................................32
                  1.  Discharge..........................................................................................32
                  2.  Injunction.........................................................................................33
         G.       Committees.............................................................................................33
         H.       Exculpation and Limitation of Liability; Indemnity.....................................................34
         I.       Binding Effect.........................................................................................35
         J.       Revocation, Withdrawal or Non-Consummation.............................................................35
         K.       Plan Supplement........................................................................................35
         L.       Notices................................................................................................35
         M.       Payment of Certain Fees and Expenses...................................................................35
         N.       Prepayment.............................................................................................36
         O.       Term of Injunctions or Stays...........................................................................36
         P.       Governing Law..........................................................................................36

                                      iii

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                                       iv

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                                        v

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                                        vi

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                               TABLE OF EXHIBITS


EXHIBIT                                     NAME

    A                      List of Subsidiary Debtors

    B                      List of Impaired Unsecured Claims

    C                      Summary of Terms of New Unsecured Convertible Notes

                                  INTRODUCTION

         Philip Services (Delaware), Inc., a Delaware corporation ("PSI"), Philip Services Corp., an Ontario corporation ("PSC"), and those entities listed on Exhibit A hereto (the "Subsidiary Debtors") hereby propose the following joint plan of reorganization (the "Plan") for the resolution of their outstanding creditor Claims and equity Interests. Reference is made to the Disclosure Statement (as that term is defined herein), distributed contemporaneously herewith, for a discussion of the Debtors' history, businesses, properties, results of operations, projections for future operations, risk factors, a summary and analysis of the Plan, and certain related matters, including the New Securities to be issued under the Plan. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code.

         All holders of Claims and all holders of Interests are encouraged to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019 and
Article XI of this Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.


                                   ARTICLE I.

                      DEFINITIONS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW

A.       SCOPE OF DEFINITIONS; RULES OF CONSTRUCTION

         For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.       DEFINITIONS

         1.1 "Account Intermediaries" means (a) CIBC in its capacity as the provider of the CIBC Bank Account Services and (b) Comerica and its Affiliates in their respective capacities as the providers of Comerica Bank Account Services.

         1.2 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Debtors, including wages, salaries or commissions for services rendered after the commencement of the Chapter 11 Cases, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under 28 U.S.C. ss. 1930 and (d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A)of the Bankruptcy Code.

         1.3 "Allowed Claim" means a Claim or any portion thereof (a) as to which no objection to allowance or request for estimation has been interposed on or before the Effective Date or the expiration of such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, (b) as to which any objection to its allowance has been settled, waived through payment, or withdrawn, or has been denied by a Final Order, (c) that has been allowed by a Final Order, (d) as to which the liability of the Debtors, or any of them, and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court, or
(e) that is expressly allowed in a liquidated amount in the Plan; provided, however, that, with respect to an Administrative Claim, "Allowed Claim" means an Administrative Claim allowed in accordance with Section XIV.A of this Plan; provided further, however, that all Class 1, 2, 3 and 4 Claims, if any, shall, except as otherwise provided herein, be treated for all purposes as if the Chapter 11 Cases were not filed, and the determination of whether any such Claims shall be allowed and/or the amount of any such Claims (as to which no proof of Claim need be filed) shall be determined, resolved or adjudicated, as the case may be, in the manner in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced.

         1.4 "Allowed" means, when used in reference to a Claim or Interest within a particular Class, an Allowed Claim or Allowed Interest of the type described in such Class.

         1.5 "Allowed Class . . . Claim" means an Allowed Claim in the particular Class described.

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         1.6 "Allowed Class . . . Interest" means an Interest in the particular
Class described (a) that has been allowed by a Final Order, (b) for which (i) no objection to its allowance has been filed within the periods of limitation fixed by the Bankruptcy Code or by any Final Order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or (c) that is expressly allowed in the Plan.

         1.7 "Amended and Restated Term Credit Agreement" means collectively, the Amended and Restated Credit Agreement, together with ancillary documents, to be entered into among Reorganized PSC and Reorganized PSI and holders of Secured Lender Claims as of the Effective Date, pursuant to which the New Senior Secured Term Debt and New Secured PIK Debt will be governed, which agreement shall be substantially in the form included in the Plan Supplement.

         1.8 "Amended Certificates of Incorporation and Bylaws" means the Reorganized Debtors' certificates of incorporation and bylaws, as amended by the Plan.

         1.9 "Assumed Indemnification Obligations" means (a) the obligations of PSC pursuant to section 7.02 of its bylaws to indemnify current and former directors and officers), on the terms and subject to the limitations described therein, if and to the extent that such indemnification is permissible under the Ontario Business Corporations Act or such other applicable governing corporate statute and (b) the obligations of the Debtors other than PSC to indemnify current and former directors and officers under their respective bylaws to the extent such indemnification obligations are not more expansive than those of PSC under section 7.02 of its bylaws if and to the extent such indemnification is permissible under the applicable governing corporate statute of the applicable Debtor; in each case, including any affirmative obligation of the Debtors to indemnify current and former directors and officers in connection with any governmental, regulatory or enforcement investigation or action.

         1.10 "Ballots" means each of the ballot forms distributed with the Disclosure Statement to holders of Impaired Claims and/or Interests entitled to vote under Article II hereof in connection with the solicitation of acceptances of the Plan.

         1.11 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as now in effect or hereafter amended.

         1.12 "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Cases.

         1.13 "Bankruptcy Rules" means collectively the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

         1.14     "BTCo" means Bankers Trust Company.

         1.15 "Bar Date(s)" means the date(s), if any, designated by the Bankruptcy Court as the last dates for filing Proofs of Claim or Interest against the Debtors.

         1.16 "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Fed. R. Bankr. P. 9006(a)), on which commercial banks are open for business in New York, New York.

         1.17 "Canadian Bankruptcy Court" means the Ontario Superior Court of Justice.

         1.18 "Canadian Debtors" means PSC and the Subsidiaries that have commenced proceedings in the Canadian Bankruptcy Court under the CCAA.

         1.19 "Canadian Impaired Unsecured Claims" means the claims against the Canadian Debtors allowed by the Canadian Bankruptcy Court and classified as impaired unsecured claims under the Canadian Plan.

         1.20 "Canadian Plan" means the Plan of Compromise and Arrangement proposed by the Canadian Debtors in their CCAA proceedings.

         1.21 "Cash" means legal tender of the United States or equivalents thereof.

         1.22 "CCAA" means the Companies' Creditors Arrangement Act (Canada).

                                        2

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         1.23     "Chapter 11 Cases" means the jointly administered Chapter 11 cases of the Debtors.

         1.24 "Chazen Actions" means the actions filed by a group of former shareholders of the Southern-Foundry Supply group of companies captioned Gary D. Chazen, Robert G. Chazen, Julius L. Chazen and Ruth E. Chazen v. Philip Metals Inc., et al., Case No:99 Civ. 2797 (MBM) (S.D.N.Y.) (dismissed); and Stephen M. Chazen v. Philip Metals Inc., previously known as Philip Metals (Ohio) Inc., Philip Services Corp., Allen Fracassi, and Robert Waxman, No: CV9801642, in the Circuit Court of Jefferson County, Alabama (subsequently dismissed in favor of arbitration), and any and all actions that could be asserted by such Plaintiffs based upon the facts that have been or could be alleged in these actions or any other facts arising out of the acquisition by PSC of the Southern-Foundry Supply group of companies.

         1.25     "Chazen Claims" means any Claims arising out of the Chazen
Actions.

         1.26     "CIBC" means Canadian Imperial Bank of Commerce.

         1.27 "CIBC Bank Account Services" means "CIBC Bank Account Services" as defined in the Pre-Petition Credit Agreement.

         1.28 "Claim" means a claim against the Debtors, or any of them, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

         1.29 "Claims Objection Deadline" means the last day for filing objections to Disputed Claims (other than Claims set forth in Section 1.54(a)), which day shall be 30 days after the filing of a Proof of Claim for such Claim.

         1.30 "Claims Estimation Deadline" means the last day for filing a request for estimation of a Disputed Class 7 Claim for the purpose of establishing the Disputed Class 7 Claims Reserve, which day shall be 15 days after the Confirmation Date.

         1.31 "Class" means a category of holders of Claims or Interests, as described in Article II below.

         1.32 "Class 7 Distribution Date" means the date, occurring as soon as practicable after the Effective Date, upon which distributions are made by the Reorganized Debtors to holders of Allowed Class 7 Claims; provided, however, that in no event shall the Class 7 Distribution Date occur prior to the estimation of all Disputed Class 7 Claims for the purpose of establishing the Disputed Class 7 Distribution Reserve as set forth in Section IX.C.

         1.33 "Class 7 Election" means that election to be made by Qualifying Class 7 Creditors on the Ballot to be submitted on or before the Voting Deadline as to a distribution of New Unsecured PIK Notes or New Unsecured Convertible Notes pursuant to Section III.C.2.

         1.34 "Class 8 Solicitation Order" means a Final Order of the Bankruptcy Court or other court of competent jurisdiction in form and substance satisfactory to PSC providing that Class 8 is not entitled to vote on the Plan and Class 8 is deemed to have rejected the Plan.

         1.35 "Collateral" means any property or interest in the property of a Debtor's Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

         1.36 "Comerica Bank Account Services" means "Comerica Bank Account Services" as defined in the Pre-Petition Credit Agreement.

         1.37 "Confirmation" means entry by the Bankruptcy Court of the Confirmation Order.

         1.38 "Confirmation Date" means the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order.

         1.39 "Confirmation Hearing" means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code.

         1.40 "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan.

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         1.41 "Credit Documents" means the "Credit Documents" as defined in the
Pre-Petition Credit Agreement.

         1.42 "Creditor" means any Person who holds a Claim against any of the Debtors.

         1.43 "Creditors' Committee" means the committee of unsecured creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

         1.44 "Cure" means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

         1.45 "Debtor(s)" means individually PSI, PSC and each of the Subsidiary Debtors, and collectively, PSI, PSC and the Subsidiary Debtors, including in their capacity as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code, and as reorganized hereunder.

         1.46 "Deloitte & Touche" means Deloitte & Touche, its successors and affiliates.

         1.47 "Dilution" means dilution subsequent to the Effective Date (a) to the extent necessary to give effect to the convertibility of the New Secured PIK Debt, the New Unsecured Convertible Notes and the exercise of the Management Options or (b) otherwise as a result of the issuance of common shares, implementation of other management incentive programs or other action taken by the board of directors of Reorganized PSC.

         1.48 "DIP Agent" means BTCo, in its capacity as administrative agent under the DIP Facility Agreement.

         1.49 "DIP Co-Arrangers" means BTCo and CIBC, in their capacities as co-arrangers of the DIP Facility.

         1.50 "DIP Facility" means the debtor-in-possession credit facility to be provided to the Debtors during the Chapter 11 Cases in the principal amount of $100 million of available credit, pursuant to the DIP Facility Agreement.

         1.51 "DIP Facility Agreement" means the Credit Agreement between PSC and PSI as borrowers, the Subsidiary Debtors as guarantors, certain other Subsidiaries as guarantors, the DIP Agent, and the DIP Co-Arrangers, and the other lender signatories thereto.

         1.52 "DIP Facility Claim" means a Claim arising under or as a result of the DIP Facility.

         1.53 "Disbursing Agent" means Reorganized PSC or any party designated by Reorganized PSC, in its sole discretion, to serve as a disbursing agent under the Plan and, with respect to the Old Debentures, shall mean the indenture trustee under the Old Indenture.

         1.54 "Disclosure Statement" means the written disclosure statement that relates to the Plan, as amended, supplemented or modified from time to time and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

         1.55 "Disputed Class 7 Claim" means any Class 7 Claim which has not been Allowed pursuant to the Plan or a Final Order of the Bankruptcy Court, and

                  (a) if no Proof of Claim has been, or is deemed to have been, filed by the applicable Bar Date, which has been or hereafter is listed on the Impaired Unsecured Claims List as unliquidated, contingent or disputed, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court;

                  (b) if a Proof of Claim has been filed, or is deemed to have been, filed by the applicable Bar Date (i) a Claim for which a corresponding Class 7 Claim has been listed on the Impaired Unsecured Claims List as unliquidated, contingent or disputed; (ii) a Class 7 Claim for which a corresponding Class 7 Claim has been listed on the Impaired Unsecured Claims list as other than unliquidated, contingent or disputed, but the amount of such Class 7 Claim as asserted in the Proof of Claim varies from the amount of such Claim as listed in the Impaired Unsecured Claims List; (iii) a Class 7 Claim listed on the Impaired Unsecured Claims List for which a Proof of Claim has or has not been filed to which a party in interest has timely filed an objection to such Class 7 Claim in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules and any orders


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of the Bankruptcy Court; or (iv) as to which a Debtor or other party in interest has timely filed an objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, by the Claims Estimation Deadline, or which is otherwise disputed by a Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn, or determined by a Final
Order;

                  (c) for which a Proof of Claim was required to be filed by order of the Bankruptcy Court but as to which a Proof of Claim was not timely or properly filed; or

                  (d) that is disputed in accordance with the provisions of this Plan.

         1.56 "Disputed Class 7 Claim Amount" means (a) if a liquidated amount is set forth in the Proof of Claim relating to a Disputed Class 7 Claim, (i) the liquidated amount set forth in the Proof of Claim relating to the Disputed Class 7 Claim; (ii) an amount agreed to by the Debtors and the holder of such Class 7 Disputed Claim; or (iii) if a request for estimation is filed by the Debtors or other parties in interest by the Claims Estimation Deadline, the amount at which such Claim is estimated by the Bankruptcy Court; (b) if no liquidated amount is set forth in the Proof of Claim relating to a Disputed Class 7 Claim, (i) an amount agreed to by the Debtors and the holder of such Class 7 Disputed Claim or
(ii) the amount estimated by the Bankruptcy Court with respect to such Disputed Class 7 Claim, provided, however, that the Debtors or other parties in interest must file a request for estimation of such Disputed Class 7 Claim no later than the Claims Objection Deadline; or (c) if the Claim was listed on the Impaired Unsecured Claims List as unliquidated, contingent or disputed and no Proof of Claim was filed, or deemed to have been filed, by the applicable Bar Date and the Claim has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, zero.

         1.57 "Disputed Class 7 Distribution Reserve" means the reserve, if any, established and maintained by the Disbursing Agent, into which the Reorganized Debtors shall deposit the amount of New Unsecured PIK Notes, New Unsecured Convertible Notes and New Common Shares that would have been distributed on the Class 7 Distribution Date to holders of Disputed Class 7 Claims if such Claims had been undisputed or noncontingent Claims on the Class 7 Distribution Date, pending the allowance of such Claims.

         1.58 "Distribution Date" means the date, occurring as soon as practicable after the Effective Date, upon which distributions are made by the Reorganized Debtors, to holders of Allowed DIP Facility, Allowed Administrative, Allowed Priority Tax and Allowed Class 6 Claims; provided, however, that in no event shall the Distribution Date occur later than thirty (30) Business Days after the Effective Date.

         1.59 "Distribution Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims or Interests, which date shall be the Confirmation Date or such other date designated in the Confirmation Order.

         1.60 "Effective Date" means the Business Day on which all conditions to the consummation of the Plan as set forth in Section X.B hereof have been satisfied or waived as provided in Section X.C hereof and is the effective date of the Plan.

         1.61 "Estate(s)" means individually the estate of each Debtor in the Chapter 11 Cases, and, collectively, the estates of all Debtors in the Chapter 11 Cases, created pursuant to section 541 of the Bankruptcy Code.

         1.62 "Excess Proceeds Account" means a separate interest-bearing account established by the DIP Agent into which Net Asset Sale Proceeds of all asset sales of PSC and the Subsidiaries consummated on or after the Petition Date are deposited and into which all proceeds at any time deposited into the Pre-Petition Proceeds Account (without giving effect to any disbursements from the Pre-Petition Proceeds Account prior to the Petition Date) in excess of $93,000,000 (after post-closing adjustments of no greater than $4,000,000 deposited into the Pre-Petition Proceeds Account with respect to the sale of certain assets of PSC's aluminum division prior to the Petition Date) shall also be deposited, which funds shall be held by the DIP Agent to be distributed in accordance with this Plan on the Effective Date.

         1.63 "Excluded Indemnification Obligations" means (i) the obligations of the Debtors to indemnify any current or former officers, directors or employees solely as to claims actually asserted as of the Petition Date, or claims asserted after the Petition Date in the following actions or in actions initiated after the Petition Date, in each case arising out of the same nucleus of operative facts alleged in the following actions as of the Petition Date: (A) the consolidated, putative class action entitled In re Philip Services, Corp Securities Litigation, 98 CV 835 (MBM), previously pending against PSC in the United States District Court for the Southern District of New York, the putative class action Menegon v. Philip Services Corp., et al., File No. 4166 CP 98 (Ontario Court, General Division), (B) the action filed by a group of former shareholders of the Steiner-Liff Metals group of companies on October 6, 1998, with the American Arbitration Association captioned In re Liff Arbitration, Case No. 39 Y 1680012 98 and the litigation styled Liff v. Chodos, Case No. 99 Civ. 1322 (MBM) (S.D.N.Y.) (dismissed and pending appeal), and (C) the actions filed by a group of former shareholders of the Southern-Foundry Supply group of companies captioned Gary D. Chazen, Robert G. Chazen, Julius L. Chazen and Ruth E. Chazen v. Philip Metals Inc., et al., Case No:99 Civ. 2797 (MBM) (S.D.N.Y.) (dismissed); and Stephen M. Chazen v. Philip Metals Inc., previously known as Philip Metals (Ohio) Inc., Philip Services Corp., Allen Fracassi, and Robert Waxman, No: CV9801642, in the Circuit Court of Jefferson County, Alabama (subsequently dismissed in favor of arbitration); (ii) any claims for reimbursement, contribution or indemnity that may be asserted by Robert Waxman, Drew Luntz, Andrew Luntz and John Luntz; and (iii) any claims for reimbursement, contribution or indemnity asserted by present or former professionals or advisors of the Debtors or Subsidiaries, including, without limitation, Deloitte & Touche, Morgan Stanley & Co., Incorporated, accountants, auditors, financial consultants, underwriters or attorneys as to claims arising out of the matters alleged in the Securities Actions, the Chazen Actions, the Liff Actions, or in any action initiated after the Petition Date based upon similar factual allegations or alleging similar causes of action and any indemnification obligation of such professionals or advisors of the kind described in section 510(b) of the Bankruptcy Code; provided, however, that "Excluded Indemnification Obligations" shall not include Assumed Indemnification Obligations in connection with any governmental, regulatory or enforcement investigation or action or Assumed Indemnification Obligations to pay the reasonable defense costs of any individual who was a director, officer or employee of a Debtor as of the Petition Date in connection with any third party complaint or claim by Deloitte & Touche against such officer, director or employee in connection with any action commenced by the Debtors, the Reorganized Debtors or the Lenders against Deloitte & Touche arising out of the same nucleus of operative facts alleged in the Securities Actions, the Chazen Actions or the Liff Actions.

         1.64 "Exit Facility" means the new senior secured credit facility in an aggregate principal amount of approximately $125 million, which the Reorganized Debtors anticipate entering into as a condition to the consummation of the Plan.

         1.65     "Exit Lender(s)" means the lender(s) under the Exit Facility.

         1.66 "Face Amount" means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any Proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

         1.67 "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Cases, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

         1.68 "General Unsecured Claim" means a Claim against the Debtors, that is not a DIP Facility Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, Intercompany Claim of a Non-Debtor, Lender Claim or Impaired Unsecured Claim.

         1.69 "Impaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.70 "Impaired Trade Claims" means Claims in excess of $50,000 of trade vendors who do not agree to continue to provide trade credit to the Debtors in accordance with terms provided prior to the Petition Date or who have not actually provided such terms during the Chapter 11 Cases.

         1.71 "Impaired Unsecured Claims" means collectively the Claims listed on the Impaired Unsecured Claims List, the Unsecured Lender Claims, the Old Debenture Claims, Impaired Trade Claims and Claims of parties to executory contracts and leases that are rejected in the Chapter 11 Cases.

         1.72 "Impaired Unsecured Claims List" means the list of Impaired Unsecured Claims attached hereto as Exhibit B as amended or supplemented from time to time.

         1.73 "Indenture Trustee" means First Union National Bank or its successor, in either case in its capacity as indenture trustee for the Old Debentures.

         1.74 "Intercompany Claim" means, as the case may be, any Claim of (a) any Subsidiary against a Debtor, (b) any Subsidiary against any other Subsidiary, or (c) PSC against any Subsidiary.

         1.75 "Interest" means (a) the legal, equitable, contractual and other rights of any Person (including any 401K plan or plan participant) with respect to Old Common Shares, Old Stock Options or any Other Equity Securities of any Debtor and (b) the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

         1.76 "Lender" means a "Lender" as defined in the Pre-Petition Credit Agreement, CIBC as Administrative Agent, BTCo as syndication agent, CIBC and BTCo as co-arrangers, and their individual successors and assigns.

         1.77 "Lender Claim" means a Claim of a Lender arising under or as a result of the Pre-Petition Credit Facility Agreements.

         1.78 "Lender Lock-up Agreement" means the letter agreement dated as of April 5, 1999, as amended and restated as of June 21, 1999, and as may be amended further subsequent to the date hereof, among PSC and the lenders signatories thereto with respect to the principal terms and conditions of this Plan.

         1.79 "Lien" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

         1.80 "Liff Actions" means the action filed by a group of former shareholders of the Steiner-Liff Metals group of companies on October 6, 1998, with the American Arbitration Association captioned In re Liff Arbitration, Case No. 39 Y 168 00112 98, the litigation styled Liff v. Chodos, Case No. 99 Civ. 1322 (MBM) (S.D.N.Y.) (dismissed and pending appeal) and any and all actions that could be asserted by such Plaintiffs based upon the facts that have been or could be alleged in this action or any other facts arising out of the acquisition by PSC of the Steiner-Liff Metals group of companies.

         1.81 "Liff Claims"  means any Claims arising out of the Liff Actions.

         1.82 "Litigation Claims" means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, which are to be retained by the Reorganized Debtors pursuant to Section IV.F of this Plan as set forth in the Plan Supplement.

         1.83 "Management Option Agreement(s)" means the stock option agreement(s) to be entered into by Reorganized PSC and the Management Option Plan Participants, pursuant to which the Management Options will be granted.

         1.84 "Management Option Plan" means a stock option plan to be adopted by the Board of Directors of Reorganized PSC on or after the Effective Date.

         1.85 "Management Option Plan Participants" means the employees of Reorganized PSC entitled to participate in the Management Option Plan.

         1.86 "Management Options" means the options to be issued by Reorganized PSC to the Management Option Plan Participants to purchase PSC Common Shares pursuant to the provisions of the Management Option Agreement to be entered into under the Management Option Plan, subject to Dilution.

         1.87 "Net Asset Sale Proceeds" means the cash proceeds of asset sales of PSC and the Subsidiaries net only of reasonable costs and expenses and the payment of Other Secured Claims (excluding the Secured Claims of the Account Intermediaries) secured by Liens on such assets senior to the Liens securing the Secured Lender Claims on such assets.

         1.88 "Net Asset Sale Proceeds Pool" means the amount of cash in the Excess Proceeds Account equal to 66-2/3% of the first $200,000,000 of any Net Asset Sale Proceeds of the U.S. Ferrous division, if the US Ferrous division is sold, plus 75% of all other Net Asset Sale Proceeds in the Excess Proceeds Account.

         1.89 "New Common Shares" means shares of common shares of Reorganized PSC authorized under Section IV.C.1 of the Plan, and for the purposes of the Reverse Stock Split, shall include the shares of common shares of Reorganized PSC, if any, to be retained by holders of Allowed Class 8A Interests under the Plan.

         1.90 "New Debt Securities" means collectively the New Secured PIK Debt, the New Unsecured PIK Notes and the New Unsecured Convertible Notes.

         1.91 "New Guaranties" means collectively the secured guaranties of the Reorganized Subsidiary Debtors (in existence after giving effect to the Restructuring Transactions) and the other Restricted Subsidiaries to be entered into as of the Effective Date to guaranty and secure the New Senior Secured Term Debt and the New Secured PIK Debt.

         1.92 "New Securities" means collectively the New Common Shares, New Secured PIK Debt, New Unsecured PIK Notes, New Unsecured Convertible Notes and Management Options.

         1.93 "New Secured PIK Debt" means the 10% Secured Convertible PIK Debt due 2004 of Reorganized PSC, in the aggregate principal amount of $100 million, to be issued and distributed pursuant to the Plan on the Distribution Date and governed by the terms of the Amended and Restated Term Credit Agreement, the original face amount of which are convertible until maturity at the option of the holders into 25% of the PSC Common Shares, in the aggregate, on a fully diluted basis as of the Effective Date and having usual anti-dilution provisions applicable in a public offering of convertible debt, including giving effect to the issuance of any PSC Common Shares under the Shareholder Rights Plan.

         1.94 "New Senior Secured Term Debt" means the secured term debt of Reorganized PSI due 2004, to be governed by the terms of the Amended and Restated Term Credit Agreement, to be distributed under the Plan on the Distribution Date in the aggregate principal amount of $250 million minus an amount equal to the Net Asset Sale Proceeds Pool.

         1.95 "New Unsecured Convertible Notes" means the 3% Unsecured Convertible Notes due 2019 of Reorganized PSC, to be governed by the terms of the New Unsecured Convertible Notes Indenture, in an aggregate face amount not to exceed $18 million, to be issued and distributed pursuant to the Plan on the Class 7 Distribution Date, and having the terms set forth in Exhibit C; provided, however, that no New Unsecured Convertible Notes will be issued if Class 7 votes to reject the Plan.

         1.96 "New Unsecured Convertible Notes Indenture" means the indenture to be entered into between Reorganized PSC and an entity to be selected prior to the Effective Date, as indenture trustee, under which the New Unsecured Convertible Notes shall be issued, which indenture shall be substantially in the form included in the Plan Supplement.

         1.97 "New Unsecured PIK Notes Indenture" means the indenture to be entered into between Reorganized PSC and an entity to be selected prior to the Effective Date, as indenture trustee, under which the New Unsecured PIK Notes shall be issued, which indenture shall be substantially in the form included in the Plan Supplement.

         1.98 "New Unsecured PIK Notes" means the 6% Unsecured PIK Notes due 2009 of Reorganized PSC, in the aggregate principal amount not to exceed $60 million, to be issued and distributed pursuant to the Plan on the Class 7 Distribution Date and governed by the terms of the New Unsecured PIK Notes Indenture; provided, however, that no New Unsecured PIK Notes will be issued if Class 7 votes to reject the Plan and the class of holders of Canadian Impaired Unsecured Claims votes to reject the Canadian Plan.

         1.99 "Old Common Shares" means the common shares of PSC issued and outstanding as of the Petition Date.

         1.100 "Old Debentures" means the 7 1/4% Convertible Subordinated Debentures due 2014, issued and outstanding under the Old Indenture.

         1.101 "Old Indenture" means the Indenture, dated June 1, 1989, between Allwaste, Inc. and TCT, as trustee, as modified by the First Supplemental Indenture, dated as of July 30, 1997, between Allwaste, Inc., PSC and TCT, as trustee, pursuant to which the Old Debentures were issued and are outstanding.

         1.102 "Old Securities" means collectively the Old Common Shares, the Other Equity Securities and the Old Debentures.

         1.103 "Old Stock Options" means the outstanding options to purchase Old Common Shares, as of the Petition Date.

         1.104 "Ordinary Course Professionals' Order" means an order entered by the Bankruptcy Court authorizing the Debtors, or any of them, to retain, employ and pay certain professionals, as specified in the order, which are not involved in the administration of the Chapter 11 Cases, in the ordinary course of business, without further order of the Bankruptcy Court.

         1.105 "Other Equity Securities" means collectively the Old Stock Options, together with any other options, warrants, conversion rights, rights of first refusal or other rights, contractual or otherwise, to acquire or receive any Old Common Shares or other ownership interests in any Debtor or of an affiliate of any Debtor, and any contracts, subscriptions, commitments or agreements pursuant to which the non-debtor party was or could have been entitled to receive shares, securities or other ownership interests in any Debtor, excluding Subsidiary Interests.

         1.106 "Other Priority Claim" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a DIP Facility Claim, a Priority Tax Claim or an Administrative Claim.

         1.107 "Other Secured Claims" means collectively the Secured Claims of the Account Intermediaries and all other Secured Claims against the Debtors, as the case may be, other than the Secured Lender Claims included in Class 6.

         1.108 "Other Securities Claims" means the Chazen Claims, Liff Claims, and any and all Claims arising from the recission or right of recission of a purchase or sale of a security or Interest of any Debtor or of an affiliate of any Debtor, or for damages arising from the purchase or sale of such a security or Interest (excluding the Securities Claims classified in Class 8B) or for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of such Claims or on account of the Securities Actions or any actions initiated after the Petition Date that may be subordinated pursuant to section 510(b) of the Bankruptcy Code (including, without limitation, Excluded Indemnification Obligations) if not disallowed pursuant to Section IV.K; provided, however, that "Other Securities Claims" shall not include Assumed Indemnification Obligations.

         1.109 "Person" means Person as defined in section 101 (41) of the Bankruptcy Code.

         1.110 "Petition Date" means the dates on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

         1.111 "Phencorp" means Phencorp International Finance Inc.

         1.112 "Plan" means this Chapter 11 reorganization plan and all exhibits annexed hereto or referenced herein, as the same may be amended, modified or supplemented from time to time with the consent of the Required Lenders.

         1.113 "Plan Supplement" means the compilation of documents and forms of documents specified in the Plan which will be filed with the Bankruptcy Court not later than five (5) Business Days prior to date of the commencement of the Confirmation Hearing.

         1.114 "Pre-Petition Credit Agreement" means the Credit Agreement dated as of August 11, 1997, among PSC, as borrower in Canada, PSI, as borrower in the United States, the Lenders, CIBC, as administrative agent for the Lenders, BTCo, as syndication agent, and CIBC and BTCo, as co-arrangers, as amended by amending agreements dated as of October 31, 1997, February 19, 1998, June 24, 1998, October 20, 1998, and December 4, 1998.

         1.115 "Pre-Petition Credit Facility Agreements" mean the Pre-Petition Credit Agreement, the Credit Documents and the Lender Lock-up Agreement.

         1.116 "Pre-Petition Proceeds Account" means the account established under the Proceeds Agreement into which proceeds of certain asset sales were deposited prior to the Petition Date.

         1.117 "Priority Tax Claim" means a Claim that is entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

         1.118 "Proceeds Agreement" means the Proceeds Agreement dated April 5, 1999, as amended, made by and among PSC, the Subsidiaries and the Lenders.

         1.119 "Professional" means any professional employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code or otherwise and any professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

         1.120 "Professional Fee Claim" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

         1.121 "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims) in such Class, unless the Plan provides otherwise.

         1.122 "Proof of Claim" means collectively (i) the proof of claim that must be filed by certain holders of Impaired Unsecured Claims pursuant to an Order of the Bankruptcy Court entered on June 28, 1999, and (ii) any other proof of claim filed in the Chapter 11 Cases as required by the Plan, the Bankruptcy Code, the Bankruptcy Rules or any order of the Bankruptcy Court.

         1.123 "Protocol" means the Cross-Border Insolvency Protocol entered in the Chapter 11 Cases and the CCAA cases of the Canadian Debtors.

         1.124 "PSC Common Shares" means the common shares of Reorganized PSC outstanding after giving effect to the issuance of the New Common Shares and the Reverse Stock Split.

         1.125 "Qualifying Class 7 Creditors" means the holders of Class 7 Impaired Unsecured Claims other than CIBC and its affiliates that as of the Voting Record Date are holders of Impaired Unsecured Claims in a liquidated amount.

         1.126 "Registration Rights Agreement" means an agreement to be entered into between Reorganized PSC and certain holders of Allowed Lender Claims with respect to rights of registration as to the New Common Shares in substantially the form included in the Plan Supplement.

         1.127 "Reinstated" or "Reinstatement" means (i) leaving unaltered the legal, equitable and contractual rights to which a Claim or Interest entitles the holder of such Claim or Interest so as to leave such Claim or Interest unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim or Interest as such maturity existed before such default; (c) compensating the holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; or (d) not otherwise altering the legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim or Interest is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

         1.128 "Reorganized PSC" means PSC or its successor, on and after the Effective Date.

         1.129 "Reorganized PSI" means PSI, on and after the Effective Date.

         1.130 "Reorganized Debtor(s)" means individually any Debtor and collectively all Debtors, on or after the Effective Date.

         1.131 "Reorganized Subsidiary Debtor(s)" means individually any Debtor and collectively all Debtors, on or after the Effective Date.

         1.132 "Required Lenders" means the "Required Lenders" as defined in the Pre-Petition Credit Agreement.

         1.133 "Restricted Subsidiaries" means "Restricted Subsidiaries" as defined in the Pre-Petition Credit Agreement.

         1.134 "Restructuring Transactions" has the meaning ascribed thereto in
Section IV.B.3 hereof.

         1.135 "Reverse Stock Split" means the reverse stock split of Reorganized PSC to be implemented only if Class 7 votes to accept the Plan, which if so implemented shall be done simultaneously with the Effective Date pursuant to which each 273 New Common Shares shall be consolidated into one PSC Common Share and as a result 24,000,000 shares of PSC Common Shares will be issued and outstanding.

         1.136 "Schedules" means the schedules of assets and liabilities and the statements of financial affairs, if any, filed in the Bankruptcy Court by the Debtors as such schedules or statements as may be amended or supplemented from time to time in accordance with Fed. R. Bankr. P. 1009 or orders of the Bankruptcy Court.

         1.137 "Secondary Liability Claim" means a Claim that arises from a Debtor being liable as a guarantor of, or otherwise being jointly, severally, or secondarily liable for, any contractual, or tort, or other obligation of another Debtor, including any Claim based on (a) guaranties of collection, payment, or performance; (b) indemnity bonds, obligations to indemnify or obligations to hold harmless; (c) performance bonds; (d) contingent liabilities arising out of contractual obligations or out of undertakings (including any assignment or other transfer) with respect to leases, operating agreements or other similar obligations made or given by a Debtor relating to the obligations or performance of another Debtor; (e) vicarious liability; or (f) any other joint or several liability that any Debtor may have in respect of any obligation that is the basis of a Claim.

         1.138 "Secured Claim" means a Claim that is secured by a Lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

         1.139 "Secured Lender Claim" means a Secured Claim of a Lender arising under or as a result of the Pre-Petition Credit Facility Agreements.

         1.140 "Securities Act" means the Securities Act of 1933, 15 U.S.C.ss.ss.77a-77aa, as now in effect or hereafter amended.

         1.141 "Securities Actions" means collectively (i) the consolidated, putative class action entitled In re Philip Services Corp. Securities Litigation, 98 CV 835 (MBM), previously pending against PSC in the United States District Court for the Southern District of New York and (ii) the putative class action entitled Menegon v. Philip Services Corp., et al., File No. 4166 CP 98 (Ontario Court, General Division).

         1.142 "Securities Claim" means a Claim of any Person as to causes of action asserted in the Securities Actions or Claims arising out of the ownership of Old Common Shares, excluding the Other Securities Claims.

         1.143 "Security Agent" means the "Security Agent" as defined in the Pre-Petition Credit Agreement.

         1.144 "Shareholder Rights Plan" means the Shareholder Rights Plan to be implemented on the Effective Date for Reorganized PSC substantially in the form included in the Plan Supplement.

         1.145 "Subsidiaries" means collectively all of the direct and indirect subsidiaries of PSC.

         1.146 "Subsidiary Debtors" means the direct and indirect subsidiaries of PSC listed on Exhibit A.

         1.147 "Subsidiary Interests" means collectively the issued and outstanding shares of stock of the Subsidiaries as of the Petition Date.

         1.148 "Substantial Contribution Claim" means a claim for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Cases pursuant to section 503(b)(3),(4) or (5) of the Bankruptcy Code.

         1.149    "TCT" means Texas Commerce Trust Company of New York.

         1.150 "Unimpaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.151 "Unimpaired Claim" means a Claim that is not an Impaired Claim.

         1.152 "Unsecured Lender Claim" means a Claim of a Lender arising under or as a result of the Pre-Petition Credit Facility Agreements that is not a Secured Lender Claim.

         1.153 "Voting Deadline" means the voting deadline on the Plan as set by an order of the Bankruptcy Court.

         1.154 "Voting Record Date" means the voting record date as to the Plan as set by an order of the Bankruptcy Court.

C.       RULES OF INTERPRETATION

         For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document's being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented; (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan; (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.       COMPUTATION OF TIME

         In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.


                                   ARTICLE II.

                     CLASSIFICATION OF CLAIMS AND INTERESTS

A.       INTRODUCTION

         The Plan is premised on the substantive consolidation of the Debtors only with respect to the treatment of Class 6, 7 and 8 Claims, as provided in
Section IV.J. The Plan does not contemplate the substantive consolidation of the Debtors with respect to the other Classes of Claims or Interests. All Claims and Interests, except DIP Facility Claims, Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

         A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

B.       UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE PLAN)

         1.  DIP Facility Claims

         2.  Administrative Claims

         3.  Priority Tax Claims

C.       SUMMARY OF CLASSIFIED CLAIMS AND INTERESTS

         Class                                                Status
Class 1 - Other Priority Claims                               Unimpaired - not entitled to vote
Class 2 - Other Secured Claims                                Unimpaired - not entitled to vote
Class 3 - General Unsecured Claims                            Unimpaired - not entitled to vote
Class 4 - Intercompany Claims of Non-Debtors                  Unimpaired (except for Intercompany Claims of Phencorp
                                                              against PSI, Luntz Acquisition (Delaware) Corporation, RESI
                                                              Acquisition (Delaware) Corporation and Industrial Services
                                                              Technology, Inc. ) - not entitled to vote (Phencorp deemed to accept)

Class 5 - Subsidiary Interests                                Unimpaired - not entitled to vote

Class 6 - Secured Lender Claims                               Impaired - entitled to vote

Class 7 - Impaired Unsecured Claims                           Impaired - entitled to vote

Class 8A - Old Common Shares                                  Impaired - entitled to vote, unless the Class 8 Solicitation
                                Order is entered

Class 8B - Securities Claims in the Securities Actions        Impaired - entitled to vote, unless the Class 8 Solicitation
                                                              Order is entered

Class 8C - Other Securities Claims                            Impaired - entitled to vote unless the Class 8 Solicitation
                                Order is entered

Class 9 - Other Equity Securities                             Impaired - deemed to reject

D. CLASSIFICATION OF UNIMPAIRED CLASSES OF CLAIMS AND INTERESTS (DEEMED TO HAVE ACCEPTED THE PLAN AND THEREFORE NOT ENTITLED TO VOTE)

         1.  Class 1:  Other Priority Claims

         Class 1 consists of all Other Priority Claims.

         2.  Class 2:  Other Secured Claims

         Class 2 consists of separate subclasses for each Other Secured Claim secured by a Lien upon property in which an Estate has an interest. Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code.

         3.  Class 3:  General Unsecured Claims

         Class 3 consists of all General Unsecured Claims.

         4.  Class 4:  Intercompany Claims of Non-Debtors

         Class 4 consists of all Intercompany Claims of all Non-Debtors against Debtors.

         5.  Class 5:  Subsidiary Interests

         Class 5 consists of the Subsidiary Interests.

E. CLASSIFICATION OF IMPAIRED CLASSES OF CLAIMS AND INTERESTS. (Classes 6 and 7 are entitled to vote on the Plan. If the Class 8 Solicitation Order is entered, then Classes 8A, 8B and 8C will be deemed to have rejected the Plan and, therefore, will not be entitled to vote. If the Class 8 Solicitation Order is not entered, then Classes 8A, 8B and 8C will be entitled to vote.)

         1.  Class 6:  Secured Lender Claims

         Class 6 consists of all Secured Lender Claims. Notwithstanding anything contained in this Plan to the contrary, the Secured Lender Claims shall be deemed Allowed Class 6 Claims in the aggregate amount of $ ,000,000 plus accrued interest through the Petition Date.

         2.  Class 7:  All Impaired Unsecured Claims

         Class 7 consists of all Impaired Unsecured Claims.

         3.  Class 8A:  Old Common Shares

         Class 8A consists of the Interests of holders of Old Common Shares.

         4.  Class 8B:  Securities Claims in the Securities Actions

         Class 8B consists of all the Securities Claims of the putative plaintiffs in the Securities Actions.

         5.  Class 8C:  Other Securities Claims

         Class 8C consists of all Other Securities Claims.

         6.  Class 9:  Other Equity Securities

         Class 9 consists of the Interests of holders of Other Equity
         Securities.


                                  ARTICLE III.

                        TREATMENT OF CLAIMS AND INTERESTS

A.       UNCLASSIFIED CLAIMS

         1.  DIP Facility Claims

         On the Effective Date or the date such DIP Facility Claim becomes payable pursuant to any agreement between PSC and the holder of such DIP Facility Claim, each holder of an Allowed DIP Facility Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed DIP Facility Claim (a) cash equal to the unpaid portion of such Allowed DIP Facility Claim or (b) such other treatment as to which PSC, with the consent of the Required Lenders, and such holder shall have agreed upon in writing.

         2.  Administrative Claims

         Except as otherwise provided for herein, and subject to the requirements of Section XIV.A hereof, on, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Claim (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such other treatment as to which the applicable Debtor, with the consent of the Required Lenders, and such holder shall have agreed upon in writing; provided, however, that Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

         3.  Priority Tax Claims

         On, or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim (a) with the consent of the Required Lenders, Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (b) Cash payments over time in an aggregate principal amount equal to the amount of such Allowed Priority Tax Claim plus simple interest on the unpaid portion thereof at the rate of seven percent (7%) per annum from the Effective Date through the date of payment thereof, or (c) such other treatment as to which a Debtor, with the consent of the Required Lenders, and such holder shall have agreed upon in writing. Cash payments of principal shall be made in annual installments, each such installment amount being equal to ten percent (10%) of such Allowed Priority Tax Claim plus accrued and unpaid interest, with the first payment to be due on or before the first anniversary of the Effective Date, or as soon thereafter as is practicable, and subsequent payments to be due on the anniversary of the first payment date or as soon thereafter as is practicable; provided, however, that any installments remaining unpaid on the date that is six years after the date of assessment of the tax that is the basis for the Allowed Priority Tax Claim shall be paid on the first Business Day following such date, or as soon thereafter as is practicable, together with any accrued and unpaid interest to the date of payment; and provided further that the Debtors reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty; and provided further that no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of any pre-Effective Date interest accrued on or penalty arising after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim.

B.       UNIMPAIRED CLASSES OF CLAIMS AND INTERESTS

         1.  Class 1:  Other Priority Claims

         On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Class 1 Other Priority Claim becomes an Allowed Class 1 Other Priority Claim, or (iii) the date such Class 1 Other Priority Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Class 1 Other Priority Claim, each holder of an Allowed Class 1 Other Priority Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 1 Other Priority Claim
(a) Cash equal to the unpaid portion of such Allowed Class 1 Other Priority Claim or (b) such other treatment as to which a Debtor, with the consent of the Required Lenders, and such holder shall have agreed upon in writing.

         2.  Class 2:  Other Secured Claims

         Each holder of a Class 2 Other Secured Claim shall be treated as a separate class for all purposes under this Plan, and each holder of an Allowed Class 2 Other Secured Claim shall receive the treatment set forth below in Option A or B. Except as to the Account Intermediaries, the Debtors specifically reserve all rights to challenge the validity, nature and perfection of any purported Liens and security interests.

         Option A: Allowed Class 2 Other Secured Claims with respect to which the applicable Debtor or the applicable Reorganized Debtor selects Option A will, subject to the consent of the Required Lenders, be paid in cash, in full, by the Reorganized Debtors, unless the holder of such Claim agrees to less favorable treatment.

         Option B: Allowed Class 2 Other Secured Claims with respect to which the applicable Debtor or Reorganized Debtor selects Option B will be Reinstated.

         The applicable Debtor or Reorganized Debtor will be deemed to have elected Option B as to Allowed Class 2 Other Secured Claims except those with respect to which the applicable Debtor, with the consent of the Required Lenders, elects Option A in writing prior to the Confirmation Hearing.

         3.  Class 3:  General Unsecured Claims

         Each holder of an Allowed Class 3 General Unsecured Claim shall, at the option of PSC, (a) have its Claim Reinstated or (b) receive such other treatment as to which the applicable Debtor or Reorganized Debtor, with the consent of the Required Lenders, and such holder shall have agreed upon in writing.

         4.  Class 4:  Intercompany Claims of Non-Debtors

         Except as provided herein, each holder of an Allowed Class 4 Intercompany Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 4 Intercompany Claim, shall, in the sole discretion of the applicable Debtor or Reorganized Debtor, (a) have its Claim Reinstated or (b) receive such other treatment as the applicable Debtor or Reorganized Debtor, with the consent of the Required Lenders, and such holder have agreed upon in writing. The Intercompany Claim of Phencorp against PSI, Luntz Acquisition (Delaware) Corporation, and RESI Acquisition (Delaware) Corporation shall be deemed released and discharged on the Effective Date, and Phencorp shall not receive or retain any property under the Plan on account of such Intercompany Claims. Phencorp has agreed to accept the Plan.

         5.  Class 5:  Subsidiary Interests

         Subject to the Restructuring Transactions, all Class 5 Subsidiary Interests will be deemed Allowed Interests and Reinstated on the Effective Date, but the holders of the Class 5 Subsidiary Interests shall receive no distribution under the Plan on account of such Interests.

C.       IMPAIRED CLASSES OF CLAIMS AND INTERESTS

         1.  Class 6:  Secured Lender Claims

         On the Effective Date, the Pre-Petition Credit Facility Agreements shall be amended and restated by the Amended and Restated Term Credit Agreement without any further action by any party. Each holder of an Allowed Class 6 Secured Lender Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 6 Secured Lender Claim, shall receive on or as soon as practicable after the Distribution Date its Pro Rata share of (a) the Net Asset Sale Proceeds Pool, (b) the New Secured PIK Debt, (c) the New Senior Secured Term Debt and (d) (i) if Class 7 votes to accept the Plan and the class of holders of Canadian Impaired Unsecured Claims votes to accept the Canadian Plan, 5,967,052,592 shares of the New Common Shares which shall be ninety-one percent (91%) or 21,840,000 shares of the PSC Common Shares issued and outstanding as of the Effective Date, after giving effect to the Reverse Stock Split, subject to Dilution, (ii) if Class 7 votes to reject the Plan and the class of holders of Canadian Impaired Unsecured Claims votes to reject the Canadian Plan, 24 million shares of New Common Shares which shall be one hundred percent (100%) of the PSC Common Shares issued and outstanding as of the Effective Date, subject to Dilution, (iii) if Class 7 votes to reject the Plan, but the class of holders of Canadian Impaired Unsecured Claims votes to accept the Canadian Plan, 22,800,000 shares of the New Common Shares which shall be ninety-five percent (95%) of the PSC Common Shares issued and outstanding as of the Effective Date plus an amount of PSC Common Shares equal to the aggregate number of the PSC Common Shares that would have been available for distribution to Class 7 had Class 7 voted to accept the Plan (based on the Debtors' estimate of the aggregate amount of Allowed Class 7 Claims), subject to Dilution, and an amount of New Unsecured PIK Notes equal to the amount that would have been distributed to Class 7 had Class 7 voted to accept the Plan (based on the Debtors' estimate of the aggregate amount of Allowed Class 7 Claims), or (iv) if Class 7 votes to accept the Plan, but the class of holders of Canadian Impaired Unsecured Claims votes to reject the Canadian Plan, 5,967,052,592 shares of the New Common Shares which shall be ninety-one percent (91%) or 21,840,000 shares of the PSC Common Shares issued and outstanding as of the Effective Date, after giving effect to the Reverse Stock Split, plus an amount of New Common Shares equal to the aggregate number of New Common Shares that would have been distributed to the class of holders of Canadian Impaired Unsecured Claims (based on the Debtors' estimate of the allowed amount of such Claims), subject to Dilution, and an amount of New Unsecured PIK Notes equal to the amount that would have been distributed to the class of holders of Canadian Impaired Unsecured Claims had such class voted to accept the Canadian Plan (based on the Debtors' estimate of the Allowed amount of such claims). The Secured Lender Claims shall be deemed Allowed Class 6 Claims in the aggregate amount of $______.

         On the Effective Date, Reorganized PSC shall record such holders of Allowed Class 6 Lender Claims as holders of record of such New Common Shares. Each holder of an Allowed Class 6 Secured Lender Claim shall vote the New Common Shares distributed to it under the Plan in favor of each of the matters set forth in Section IV.B.6 hereof.

         2.  Class 7:  Impaired Unsecured Claims

         On, or as soon as reasonably practicable after, the later of (i) the Class 7 Distribution Date or (ii) the date such Class 7 Claim becomes an Allowed Class 7 Claim,

                  (a) if the holders of Allowed Class 7 Claims vote to accept the Plan then each holder of an Allowed Class 7 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 7 Claim, its Pro Rata share of (i) subject to the Class 7 Election, $60 million of New Unsecured PIK Notes to be issued pursuant to
Section IV.C.1 of the Plan (to be shared with the class of holders of Canadian Impaired Unsecured Claims under the Canadian Plan) and (ii) 327,860,033 shares of the New Common Shares which shall be five percent (5%) or 1,200,000 shares of the PSC Common Shares issued and outstanding as of the Effective Date, after giving effect to the Reverse Stock Split, subject to Dilution (to be shared with the class of holders of Canadian Impaired Unsecured Claims under the Canadian
Plan), and the holders of Unsecured Lender Claims shall be deemed to have waived any and all distributions and benefit of any and all contractual subordination provisions in respect of the Old Debentures; or

                  (b) if the holders of Allowed Class 7 Claims vote to reject the Plan, then the holders of such Claims shall not receive or retain any property on account of such Claims.

         Qualifying Class 7 Creditors shall have the right to make the Class 7 Election if Class 7 votes to accept the Plan. The Class 7 Election shall entitle Qualifying Class 7 Creditors to elect to forgo their Pro Rata distribution of New Unsecured PIK Notes. If Class 7 votes to accept the Plan, Qualifying Class 7 Creditors electing New Unsecured Convertible Notes shall receive, in exchange for every $1.00 in face amount of New Unsecured PIK Notes that such Qualifying Class 7 Creditor would have received under the Plan, $1.50 in face amount of New Unsecured Convertible Notes. The aggregate of New Unsecured Convertible Notes shall not exceed $18 million.

         If Qualifying Class 7 Creditors elect to convert more than $12 million in aggregate face amount of New Unsecured PIK Notes into New Unsecured Convertible Notes, then each Qualifying Class 7 Creditor shall be entitled to its Pro Rata share of $18 million in face amount of New Unsecured Convertible Notes (with such Pro Rata determination to include only Claims of the Qualifying Class 7 Creditors electing the New Unsecured Convertible Notes), and such holders shall be deemed not to have made the Class 7 Election with respect to the balance of their Class 7 Claims.

         On the Effective Date, the Old Debentures, the Old Indenture and any agreement with respect to Impaired Unsecured Claims shall be terminated automatically without any further action by any party and shall no longer be of any force or effect.

         For purposes of distributions to holders of Class 7 Claims, except as otherwise set forth above, the Pro Rata calculations shall include in the determination of the Face Amount of all Claims in Class 7, (i) if the class of holders of Canadian Impaired Unsecured Claims votes to accept the Canadian Plan, the aggregate amount of all allowed Canadian Impaired Unsecured Claims or (ii) if the class of holders of Canadian Impaired Unsecured Claims votes to reject the Canadian Plan, the Debtors' estimate of the aggregate amount of all allowed Canadian Impaired Unsecured Claims. Canadian dollar ("CDN") Claims under the Canadian Plan will be converted to United States dollars ("USD") for purposes of distributions at a rate of $1. CDN per $1.0 USD.

         The Unsecured Lender Claims shall be deemed Allowed Class 7 Claims in the aggregate amount of $_______ plus accrued interest through the Petition Date.

         3.  Class 8A:  Old Common Shares

         On the Effective Date, in full satisfaction, settlement, release and discharge of and in exchange for Class 8A Interests, holders of Allowed Class 8A Interests shall be entitled to retain their existing shares of Old Common Shares, which after giving effect to the New Common Shares to be issued pursuant to the Plan shall be two percent (2.0%) or 480,000 shares of the PSC Common Shares issued and outstanding as of the Effective Date, after giving effect to the Reverse Stock Split, subject to Dilution.

         Notwithstanding any provision contained herein to the contrary, if Class 7 votes to reject the Plan, then the holders of Class 8A Interests shall not receive or retain any property on account of such Interests. In such case, Reorganized PSC will take all such corporate actions as may be required on and after the Effective Date to cancel such Interests.

         4.  Class 8B: Securities Claims in the Securities Actions

         On or as soon as reasonably practicable after the later of the Distribution Date or the date such Class 8B Claim becomes an Allowed Class 8B Claim, in full satisfaction, settlement, release and discharge and in exchange for Class 8B Claims, each holder of an Allowed Class 8B Claim will receive its Pro Rata share of 98,358,010 shares of the New Common Shares, which shall be in the aggregate, one and one-half percent (1.5%) or 360,000 shares of the PSC Common Shares issued and outstanding as of the Effective Date, after giving effect to the Reverse Stock Split, subject to Dilution.

         Notwithstanding any provision contained herein to the contrary, if Class 7 votes to reject the Plan, then the holders of Class 8B Claims shall not receive or retain any property on account of such Claims.

         5.  Class 8C: Other Securities Claims

         On the Effective Date, in full satisfaction, settlement, release and discharge of and in exchange for Class 8C Claims, each holder of an Allowed Class 8C Claim shall receive its Pro Rata share of 32,786,003 shares of the New Common Shares, which shall be one-half of one percent (0.5%) or 120,000 shares of the PSC Common Shares issued and outstanding as of the Effective Date, after giving effect to the Reverse Stock Split, subject to Dilution.

         Notwithstanding any provision contained herein to the contrary, if Class 7 votes to reject the Plan, then the holders of Class 8C Claims shall not receive or retain any property on account of such Claims.

         6.  Class 9: Other Equity Securities

         The holders of Other Equity Securities shall not receive or retain any property under the Plan on account of such Interests. On the Effective Date, all of the Other Equity Securities shall be deemed cancelled and extinguished.

D.       SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS

         Except as otherwise provided in the Plan, nothing shall affect the Debtors' or Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims. Notwithstanding the substantive consolidation of the Debtors, the Unimpaired Claims of any particular Debtor shall remain the obligations solely of such Debtor and shall not become obligations of any other Debtor or Reorganized Debtor.

E.       ACCRUAL OF POST-PETITION INTEREST

         Interest on and fees and expenses, if any, with respect to Allowed Class 2 Other Secured Claims, shall be paid when due under the contract, agreement, or other instrument governing the terms and conditions of the obligation comprising such Allowed Claim, together with any additional amounts required to be paid with respect to Unimpaired Claims pursuant to section 1124 of the Bankruptcy Code. Except as otherwise provided above, elsewhere in this Plan, or in an order of the Bankruptcy Court, no holder of an Allowed Claim that is not an Other Secured Claim shall be entitled to the accrual of post-petition interest or the payment by the Debtors or Reorganized Debtors of post-petition interest on account of such Claim for any purpose.


                                   ARTICLE IV.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.       CONTINUED CORPORATE EXISTENCE

         Subject to the Restructuring Transactions, the Reorganized Debtors shall continue to exist after the Effective Date as separate corporate entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated and pursuant to their respective certificates or articles of incorporation and bylaws in effect prior to the Effective Date, except (i) to the extent such certificates or articles of incorporation and bylaws are amended by this Plan or (ii) Reorganized PSC, with the consent of the Required Lenders, continues under the laws of the Province of New Brunswick, which continuance is hereby expressly authorized by this Plan. Notwithstanding anything to the contrary in this Plan, including Section IV.J hereof as to substantive consolidation, subject to the Restructuring Transactions, the Unimpaired Claims of a particular Debtor or Reorganized Debtor shall remain the obligations solely of such Debtor or Reorganized Debtor and shall not become obligations of any other Debtor or Reorganized Debtor by virtue of the Plan, the Chapter 11 Cases or otherwise.

B.       CORPORATE ACTION

         1.  Cancellation of Old Securities and Agreements

         On the Effective Date, except as otherwise provided for herein, (i) the Old Debentures, Other Equity Securities, any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor and, if Class 7 votes to reject the Plan and the class of holders of Canadian Impaired Unsecured Claims votes to reject the Canadian Plan, the Old Common Shares, except such notes or other instruments evidencing indebtedness or obligations of a Debtor that are Reinstated or amended and restated under the Plan, shall be canceled, and (ii) the obligations of the Debtors under any agreements, indentures or certificates of designations governing the Old Debentures and Other Equity Securities and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor and, if Class 7 votes to reject the Plan and the class of holders of Canadian Impaired Unsecured Claims votes to reject the Canadian Plan, the Old Common Shares, except such notes or other instruments evidencing indebtedness or obligations of a Debtor that are Reinstated or amended and restated under the Plan, as the case may be, shall be discharged. As of the Effective Date, all Old Common Shares that have been authorized to be issued but that have not been issued shall be deemed cancelled and extinguished without any further action of any party.

         2.  Certificate of Incorporation and Bylaws

         The certificate or articles of incorporation and bylaws of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of nonvoting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code.

         3.  Restructuring Transactions

         On or after the Effective Date, the applicable Reorganized Debtors with the consent of the Required Lenders (to the extent such actions are taken on the Effective Date) may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to simplify otherwise the overall corporate structure of the Reorganized Debtors, or to reincorporate certain of the Subsidiary Debtors under the laws of jurisdictions other than the laws of which the applicable Subsidiary Debtors are presently incorporated. Such restructuring is contemplated to include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate (collectively, the "Restructuring Transactions"). The actions to effect the Restructuring Transactions may include: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law; and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. The Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting, or acquiring corporations. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

         4.  Shareholder Rights Plan

         On the Effective Date, Reorganized PSC shall implement the Shareholder Rights Plan.

         5.  Reverse Stock Split

         On the Effective Date, if Class 7 has voted to accept the Plan, Reorganized PSC shall take all steps necessary to implement the Reverse Stock Split.

         6.  Shareholder Approval

         On or immediately after the Effective Date and the distribution of New Common Shares to the holders of Allowed Class 6 Secured Lender Claims, Reorganized PSC shall hold a meeting of its shareholders for the purposes of:
(i) ratifying and approving the Shareholder Rights Plan; (ii) electing the directors of Reorganized PSC set out in the Plan Supplement; (iii) amending the articles of incorporation of Reorganized PSC to allow for the implementation of the Reverse Stock Split; (iv) authorizing the continuance of Reorganized PSC under the laws of New Brunswick; and (v) if Class 7 votes to reject the Plan, canceling the Old Common Shares.

C.       PLAN TRANSACTIONS

         1.  New Securities

                  (a) Authorization

         As of the Effective Date, the issuance by Reorganized PSC of $100 million in principal amount of New Secured PIK Debt, up to $60 million in principal amount of New Unsecured PIK Notes, up to $18 million in principal amount of New Unsecured Convertible Notes, up to 6,426,056,637 shares of New Common Shares, and Management Options to purchase the PSC Common Shares according to the terms of the Management Option Plan to be adopted by the Board of Directors of Reorganized PSC on or after the Effective Date, subject to Dilution (except with respect to the New Secured PIK Debt), is hereby authorized without further act or action under applicable law, regulation, order or rule.

                  (b)  Issuance

         The New Securities authorized pursuant to Section IV.C.1 hereof shall be issued pursuant to the Plan without further act or action under applicable law, regulation, order or rule other than the application for and receipt of discretionary rulings of certain of the applicable Canadian provincial securities regulatory authorities for the issuance of New Securities.

         2.  New Senior Secured Debt

         On the Effective Date, Reorganized PSC and Reorganized PSI shall execute and deliver the Amended and Restated Term Credit Agreement to govern the New Secured PIK Debt and the New Senior Secured Term Debt.

         3.  New Guaranties

         On the Effective Date, the Reorganized Subsidiary Debtors (in existence after giving effect to the Restructuring Transactions) and the other Restricted Subsidiaries shall enter into the New Guaranties and related security documents.

         4.  Exit Facility

         The Debtors, together with the Subsidiaries, expect to enter into a post-confirmation loan facility, the Exit Facility, in order to (a) refinance amounts outstanding on the Effective Date under the DIP Facility, (b) make other payments required to be made on the Effective Date or the Distribution Date, and
(c) provide the additional borrowing capacity required by the Reorganized Debtors and the Subsidiaries following the Effective Date to maintain their operations.

D.       DIRECTORS AND OFFICERS

Subject to the requirements of section 1129(a)(5) of the Bankruptcy Code, the Debtors intend to announce prior to the Confirmation Date the identities of the individuals proposed to serve as officers of the Reorganized Debtors and the directors of Reorganized PSC and PSI. To the extent possible, the identities of such individuals will be announced by inclusion of a list of proposed directors and/or officers in the Plan Supplement, which will be filed with the Bankruptcy Court at least five (5) Business Days prior to the commencement of the Confirmation Hearing. The new board of directors for Reorganized PSC will consist of nine (9) directors, who will be nominated by holders of Lender Claims. The nominees of the holders of Lender Claims shall include two (2) members of the existing PSC board of directors and will include two (2) members nominated by High River Limited Partnership ("High River") provided that High River and any holders of Lender Claims acting in concert with it beneficially own at least 25% of the Lender Claims. If one or both of the nominees from the existing board is a nominee on that board of High River or persons acting in concert with it, that person will be counted as a High River nominee on the slate for the new board of directors. The boards of directors of the Reorganized Debtors shall have the responsibility for the management, control, and operation of the Reorganized Debtors on and after the Effective Date.

E.       REVESTING OF ASSETS; RELEASES OF LIENS

         The property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Debtor on the Effective Date. Thereafter, each Debtor may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court. As of the Effective Date, all property of each Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, each Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for professional fees and expenses.

F.       PRESERVATION OF RIGHTS OF ACTION

         Except as otherwise provided in this Plan (Section IV.I.1) or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) all claims, rights or causes of action, suits and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or the Estates may hold against any Person or entity. Each Debtor or its successor(s) may pursue such retained claims, rights or causes of action, suits or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor(s) who hold such rights.

G.       EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

         The chairman of the board of directors, president, chief financial officer, or any other appropriate officer of PSC or any applicable Debtor, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of PSC or any applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

H.       EXEMPTION FROM CERTAIN TRANSFER TAXES

         Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan in the United States shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

I.       RELEASES AND RELATED MATTERS

         1.  Releases by Debtors

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and Reorganized Debtors will be deemed to release forever, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors and the Subsidiaries, the Chapter 11 Cases or the Plan (other than the rights of the Debtors or Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors or their Subsidiaries, the parties released pursuant to this Section IV.I.1, the Chapter 11 Cases, the Lender Lock-up Agreement or the Plan, and that may be asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors against (i) the directors, officers and employees of the Debtors or the Subsidiaries in each case as of the Petition Date and the Debtors' or Subsidiaries' agents and professionals (excluding Deloitte & Touche and Morgan Stanley & Co., Incorporated), (ii) the holders of Lender Claims, (iii) the ad hoc steering committee and any other committee of holders of Lender Claims, (iv) CIBC, as administrative agent and co-arranger under the Pre-Petition Credit Agreement,
(v) BTCo as syndication agent and co-arranger under the Pre- Petition Credit Agreement, (vi) any official committees appointed in the Chapter 11 Cases, (vii) the DIP Agent, the DIP Co- Arrangers and the holders of DIP Facility Claims,
(viii) the Security Agent, (ix) the Account Intermediaries and (x) the respective current and former professionals (excluding Deloitte & Touche and Morgan Stanley & Co., Incorporated) (including the current and former officers, directors, employees, shareholders and professionals of the released professionals) of the entities released in subclauses (ii)-(ix) of this Section IV.I.1 acting in such capacity; provided, however, that the releases provided to any director, officer or employee of the Debtors described in clause (i) of this
Section IV.I.1. of the Plan may be revoked by the Reorganized Debtors by written notice to such director, officer or employee in the event that the Reorganized Debtors reasonably determine that such director, officer or employee has failed to provide assistance as the Reorganized Debtors reasonably request in connection with any claim against Deloitte & Touche arising out of the same nucleus of operative facts alleged as of the Petition Date in the Securities Actions, the Chazen Actions or the Liff Actions, including, without limitation, providing information and documents, attendance at meetings and interviews, assisting counsel, attendance at discoveries, if required, assistance in pre-trial preparation and attendance at trial, including as a witness, but subject in the case of any person who is at the relevant time no longer a director, officer or employee of any of the Reorganized Debtors, to reimbursement of that person's foregone income and reasonable expenses.

         2.   Releases by Holders of Lender Claims, Claims and Interests

                  (a) Holders of Lender Claims. As of the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Lender Lock-up Agreement and the Cash, securities, contracts, instruments, releases and other agreements or documents to be delivered in connection with the Plan, each of the holders of Lender Claims, the ad hoc steering committee and any other committee of holders of Lender Claims, CIBC as administrative agent and co- arranger under the Pre-Petition Credit Agreement, BTCo as syndication agent and co-arranger under the Pre-Petition Credit Agreement, the DIP Agent, the DIP Co-Arrangers, the holders of DIP Facility Claims, the Security Agent, the Account Intermediaries, and any individual, corporation or other entity that was at any time formerly one of the foregoing releasing parties will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the securities, contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors or Subsidiaries, the Reorganized Debtors, the Chapter 11 Cases, the Lender Lock-up Agreement or the Plan against (i) the Debtors, Subsidiaries and Reorganized Debtors, (ii) the directors, officers and employees of the Debtors or Subsidiaries in each case as of the Petition Date, or (iii) their respective current and former professionals (excluding Deloitte & Touche and Morgan Stanley & Co., Incorporated) (including the current and former officers, directors, employees, shareholders and professionals of the released professionals), acting in such capacity; provided, however, that the releases provided to any director, officer or employee of the Debtors described in clause (ii) of this Section IV.I.2(a) of the Plan may be revoked by CIBC, as Administrative Agent and co-arranger under the Pre-Petition Credit Agreement, or its successor, by written notice to such director, officer or employee, in the event that CIBC or its successor reasonably determines that any such director, officer or employee has failed to provide assistance as CIBC or its successor reasonably requests in connection with any claim against Deloitte & Touche arising out of the same nucleus of operative facts alleged as of the Petition Date in the Securities Actions, the Chazen Actions or the Liff Actions, including, without limitation, providing information and documents, attendance at meetings and interviews, assisting counsel, attendance at discoveries, if required, assistance at pre-trial preparation and attendance at trial, including as a witness, but subject in the case of any person who is at the relevant time no longer a director, officer or employee of any of the Reorganized Debtors, to reimbursement of that person's foregone income and reasonable expenses.

                  (b) Holders of Claims and Interests. As of the Effective Date, to the fullest extent permitted under applicable law, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash, securities, contracts, instruments, releases and other agreements or documents to be delivered in connection with the Plan, and the benefits provided by the Lenders and the Account Intermediaries under the Plan, each present and former holder of a Claim or Interest will be deemed to release forever, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the securities, contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors or Subsidiaries, the Reorganized Debtors, the Chapter 11 Cases, the Lender Lock-up Agreement or the Plan against (i) the Debtors, Subsidiaries and Reorganized Debtors, (ii) the holders of Lender Claims, the ad hoc steering committee or any other committee of holders of Lender Claims, CIBC as Administrative Agent and co-arranger under the Pre-Petition Credit Agreement, BTCo as Syndication Agent and co- arranger under the Pre-Petition Credit Agreement, any official committees appointed in the Chapter 11 Cases, the DIP Agent, the DIP Co-Arrangers and the holders of DIP Facility Claims, the Security Agent, and the Account Intermediaries, (iii) the directors, officers and employees of the Debtors or Subsidiaries in each case as of the Petition Date, or (iv) their respective current and former professionals (excluding Deloitte & Touche and Morgan Stanley & Co., Incorporated) (including the current and former officers, directors, employees, shareholders and professionals of the released professionals), acting in such capacity.


         3.   Injunction Related to Releases

         As further provided in Section XIV. F, the Confirmation Order will enjoin the prosecution, whether directly, derivatively or otherwise, of any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or interest released, discharged or terminated pursuant to the Plan.

         4.   Revocation of Certain Releases

         The revocation of any release of any director, officer or employee pursuant to Sections IV.I. 1 or 2(a) hereof shall void ab initio to the extent that a court of competent jurisdiction, including, but not limited to the Bankruptcy Court, determines that such director, officer or employee has provided the assistance reasonably requested by the Reorganized Debtors pursuant to Section IV.I.1 or CIBC or its successor pursuant to Section IV.I.2(a).

J.       SUBSTANTIVE CONSOLIDATION FOR PURPOSES OF TREATING IMPAIRED CLAIMS

         The Plan is premised upon the substantive consolidation of the Debtors only for purposes of treating Class 6, 7 or 8 Claims under the Plan, including for voting, confirmation and distribution purposes. The Plan does not contemplate the substantive consolidation of the Debtors with respect to the other Classes of Claims or Interests set forth in the Plan. On the Effective Date, (a) all guaranties of any Debtor of the payment, performance or collection of another Debtor with respect to Class 6, 7 or 8 Claims shall be deemed eliminated and cancelled; (b) any obligation of any Debtor and all guaranties with respect to Class 6, 7 or 8 Claims thereof executed by one or more of the other Debtors shall be treated as a single obligation and any obligation of two or more Debtors, and all multiple Impaired Claims against such entities on account of such joint obligations, shall be treated and Allowed only as a single Impaired Claim against the consolidated Debtors; and (c) each Class 6, 7 or 8 Claim filed in the Chapter 11 Cases of any Debtor shall be deemed filed against the consolidated Debtors and shall be deemed one Class 6, 7 or 8 Claim against and obligation of the consolidated Debtors. Except as set forth in this Section IV.J, such substantive consolidation shall not (other than for purposes related to the Plan) (a) affect the legal and corporate structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect the Restructuring Transactions as provided in Section IV.B.3 hereof, (b) cause any Debtor to be liable for any Impaired Claim or Unimpaired Claim under the Plan, for which it otherwise is not liable, and the liability of any Debtor for any such Claim shall not be affected by such substantive consolidation, (c) affect Intercompany Claims of Debtors against Debtors, and (d) affect Interests in the Subsidiary Debtors. On the Effective Date, the Intercompany Claims of Debtors against Debtors shall be Reinstated or discharged and satisfied, at the option of PSC with the consent of the Required Lenders, by contributions, distributions or otherwise as determined by PSC. On the Effective Date, to the extent a Subsidiary Debtor is not dissolved or merged as part of the Restructuring Transactions, the Interests in such Subsidiary Debtor shall remain outstanding.

K. CONTRIBUTION AND INDEMNITY CLAIMS OTHER THAN ASSUMED INDEMNIFICATION OBLIGATIONS

Any Claim (including any Excluded Indemnification Obligations) other than the Assumed Indemnification Obligations that are not Excluded Indemnification Obligations against any Debtor for reimbursement, contribution or indemnity on account of a Claim that is subject to section 510(b) of the Bankruptcy Code shall be deemed rejected for all purposes under the Plan and shall be deemed disallowed under the Plan upon entry of the Confirmation Order pursuant to section 502(e)(1)(B) of the Bankruptcy Code to the fullest extent permitted by law; provided, however, to the extent that any such Claim is not so disallowed and becomes an Allowed Claim against any Debtor, then such Allowed Claim shall be treated as an Allowed Class 8C Claim pursuant to sections 510(b) and/or 510(c) of the Bankruptcy Code.

L.       ASSUMED INDEMNIFICATION OBLIGATIONS

         The Assumed Indemnification Obligations (other than Excluded Indemnification Obligations) shall be deemed assumed as of the Effective Date without any further action by any party.


                                   ARTICLE V.

                       ACCEPTANCE OR REJECTION OF THE PLAN

A.       CLASSES ENTITLED TO VOTE

         Classes 6 and 7 are entitled to vote to accept or reject the Plan. If the Class 8 Solicitation Order is entered, Classes 8A, 8B and 8C will be deemed to have rejected the Plan and therefore will not be entitled to vote. If the Class 8 Solicitation Order is not entered, then Classes 8A, 8B and 8C will be entitled to vote to accept or reject the Plan. By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. By operation of law, Class 9 is deemed to have rejected the Plan and therefore is not entitled to vote to accept or reject the Plan.

B.       ACCEPTANCE BY IMPAIRED CLASSES

         An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Interests shall have accepted the Plan if the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

C.       CRAMDOWN

         The Debtors will seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code in view of the deemed rejection by Class 9. The Debtors reserve the right to request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. Subject to
Article XI hereof, the Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.


                                   ARTICLE VI.

               SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN

         On the Effective Date, Reorganized PSC shall issue for distribution in accordance with the provisions of the Plan all of the New Secured PIK Debt, New Unsecured PIK Notes, New Unsecured Convertible Notes and New Common Shares pursuant to the provisions of the Plan. All securities to be issued will be deemed issued as of the Effective Date regardless of the date on which they are actually distributed. The form of the Amended and Restated Credit Agreement governing the New Secured PIK Debt shall be in substantially the form attached in the Plan Supplement. The form of indenture governing the New Unsecured PIK Notes shall be in substantially the form attached to the Plan Supplement. The form of the New Convertible Notes Indenture governing the New Unsecured Convertible Notes shall be substantially in the form attached to the Plan Supplement.

                                  ARTICLE VII.

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.       DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE

         Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made not later than the applicable Distribution Date. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Articles III, VII and IX of this Plan. Notwithstanding the date on which any distribution of securities is actually made to a holder of a Claim or Interest that is an Allowed Claim or Allowed Interest on the Effective Date, as of the date of the distribution such holder shall be deemed to have the rights of a holder of such securities distributed as of the Effective Date.

B.       INTEREST ON CLAIMS

         Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

C.       DISTRIBUTIONS BY DISBURSING AGENT AND THE INDENTURE TRUSTEE

         The Disbursing Agent shall make all distributions required under this Plan (subject to the provisions of Articles III, VII and IX hereof). Distributions provided for in the Plan on account of Allowed Old Debenture Claims shall be made to the indenture trustee, as Disbursing Agent for Old Debenture Claims, for further distribution to holders of Allowed Old Debenture Claims. Any such distributions shall be made pursuant to the Old Indenture.

         If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

D.       RECORD DATE FOR DISTRIBUTIONS TO HOLDERS OF LENDER CLAIMS AND OLD
         DEBENTURES

         At the close of business on the Distribution Record Date, the transfer records for the Old Debentures and Lender Claims shall be closed, and there shall be no further changes in the record holders of the Old Debentures or Lender Claims. Reorganized PSC, the Disbursing Agent, and the Administrative Agent for the Lenders shall have no obligation to recognize any transfer of such Old Debentures or Lender Claims occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

E.       MEANS OF CASH PAYMENT

         Cash payments made pursuant to this Plan shall be in U.S. funds for creditors located in the United States and in Canadian funds for creditors located in Canada, unless such creditors in Canada have previously agreed, or contracted for, payment in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

F.       CALCULATION OF DISTRIBUTION AMOUNTS

         1.  New Common Shares

No fractional shares of New Common Shares shall be issued or distributed under the Plan or by Reorganized PSC or the Disbursing Agent. Each Person entitled to receive New Common Shares will receive the total number of whole shares of New Common Shares to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Shares, the actual distribution of shares of such stock shall be rounded to the next higher or lower whole number as follows: (a) fractions 1/2 or greater shall be rounded to the next higher whole number, and (b) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of New Common Shares to be distributed to a Class of Claims or Interests shall be adjusted as necessary to account for the rounding provided for in this Section VII.F. No consideration shall be provided in lieu of fractional shares that are rounded down.

         2.  New Debt Securities

         Notwithstanding any other provision of the Plan, New Debt Securities other than the New Secured PIK Debt will be issued in denominations of $1,000 and integral multiples thereof. In the event a Person is entitled to an amount of such New Debt Securities that is not an integral multiple of $1,000, the principal amount of such New Debt Securities such holder is entitled to receive shall be rounded up or down to the nearest integral multiple of $1,000.

G.       DELIVERY OF DISTRIBUTIONS

         Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (a) at the addresses set forth on the proofs of Claim filed by such holders (or at the last known addresses of such holders if no Proof of Claim is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, (d) in the case of the holder of an Allowed Old Debenture Claim, at the addresses contained in the official records of the indenture trustee under the Old Indenture, or (e) at the addresses set forth in a properly completed letter of transmittal accompanying securities properly remitted to the Debtors. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent, shall be returned to the Reorganized Debtors until such distributions are claimed. All claims for undeliverable distributions must be made on or before the second anniversary of the Effective Date, after which date all unclaimed property shall revert to the Reorganized Debtors free of any restrictions thereon and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Debtors, Reorganized Debtors, any Disbursing Agent or the indenture trustee to attempt to locate any holder of an Allowed Claim or Allowed Interest.

H.       SURRENDER OF SECURITIES AND INSTRUMENTS

         1.  Notes and Old Debentures

         Except as provided in Section VII.H.2 for lost, stolen, mutilated or destroyed Old Debentures, each holder of an Allowed Claim evidenced by a note or Old Debenture shall tender such note or Old Debenture to the Disbursing Agent in accordance with written instructions to be provided in a letter of transmittal to such holders by the Disbursing Agent as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such notes or Old Debentures will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such notes or Old Debentures with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable note or Old Debenture to act and the authenticity of any signatures required on the letter of transmittal. All surrendered notes and Old Debentures shall be marked as canceled and delivered to Reorganized PSC.

         2.  Lost, Mutilated or Destroyed Notes or Old Debentures

         In addition to any requirements under the applicable certificate or articles of incorporation or bylaws of the applicable Debtor, any holder of a Claim or an Interest evidenced by a note or Old Debenture that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such note or Old Debenture, deliver to the Disbursing Agent (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a holder of a note or Old Debenture. Upon compliance with this
Section VII.H.2 by a holder of a Claim or an Interest evidenced by a note or Old Debenture, such holder shall, for all purposes under the Plan, be deemed to have surrendered a note or Old Debenture, as applicable.

         3.  Failure to Surrender Canceled Note or Old Debentures

         Any note or Old Debenture holder that fails to surrender or be deemed to have surrendered such note or Old Debenture within the second anniversary after the Effective Date shall have its claim for a distribution pursuant to the Plan on account of such note or Old Debenture discharged and shall be forever barred from asserting any such claim against any Reorganized Debtor or its respective property.

I.       WITHHOLDING AND REPORTING REQUIREMENTS

         In connection with this Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan (i) each holder of an Allowed Claim or Interest that is to receive a distribution of New Securities pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (ii) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any New Securities to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section VII.G.

J.       SETOFFS

         The Reorganized Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or Reorganized Debtors may have against such holder. Notwithstanding anything to the contrary, the Debtors and Reorganized Debtors will not exercise any right of setoff against any Lender, any agents under the Pre-Petition Credit Agreement or the DIP Facility Agreement, the Account Intermediaries or the DIP Lenders.


                                  ARTICLE VIII.

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.       ASSUMED CONTRACTS AND LEASES

         Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, or
(iii) is otherwise set forth in the schedule to be filed in the Plan Supplement as being an executory contract or unexpired lease to be rejected, provided, however, that the Debtors reserve their right, at any time prior to the Confirmation Date, to amend the schedule to be filed in the Plan Supplement to delete any unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Effective Date.

         Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

B.       PAYMENTS RELATED TO ASSUMPTION OF CONTRACTS AND LEASES

         Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or the assignee of such Debtor party assuming such contract or lease, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of any Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

C.       REJECTED CONTRACTS AND LEASES

         Except as otherwise provided in the Plan and subject to Section VIII.A hereof or as otherwise provided in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, none of the executory contracts and unexpired leases to which the Debtors, or any of them, are a party shall be rejected under the Plan.

D.       COMPENSATION AND BENEFIT PROGRAMS

         Except and to the extent previously assumed by an order of the Bankruptcy Court on or before the Confirmation Date, all employee compensation and benefit programs of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under Section VIII.A of the Plan, except for (i) executory contracts or plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (ii) executory contracts or plans as have previously been rejected, are the subject of a motion to reject, or have been specifically waived by the beneficiaries of any plans or contracts; provided, however, that the Debtors' obligations, if any, to pay all "retiree benefits" as defined in section 1114(a) of the Bankruptcy Code shall continue.


                                   ARTICLE IX.

                       PROCEDURES FOR RESOLVING DISPUTED,
           CONTINGENT, AND UNLIQUIDATED CLAIMS AND DISPUTED INTERESTS

A.       PROSECUTION OF OBJECTIONS

         After the Confirmation Date, only the Debtors and the Reorganized Debtors shall have the authority to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims and Interests. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim or Disputed Interest without approval of the Bankruptcy Court.

B.       NO DISTRIBUTIONS PENDING ALLOWANCE

         Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

C.       DISPUTED CLASS 7 DISTRIBUTION RESERVE

         On the Effective Date (or as soon thereafter as is practicable) if holders of Allowed Class 7 Claims are to receive distributions in accordance with Section III.C, the Disbursing Agent shall establish the Disputed Class 7 Distribution Reserve by withholding from distribution an amount of New Unsecured PIK Notes, New Unsecured Convertible Notes, and New Common Shares equal to 100% of distributions (i) to which holders of Disputed Class 7 Claims would be entitled under the Plan as of such date if such Disputed Class 7 Claims were Allowed Claims in their Disputed Class 7 Claim Amount and (ii) to which holders of disputed Canadian Impaired Unsecured Claims would be entitled if such disputed Canadian Impaired Unsecured Claims were allowed under the Canadian Plan in their maximum potential amounts.

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



D.       DISTRIBUTIONS AFTER ALLOWANCE OF CLASS 7 CLAIM

         The Disbursing Agent shall make payments and distributions from the Disputed Class 7 Distribution Reserve to each holder of a Disputed Class 7 Claim that has become an Allowed Class 7 Claim in accordance with the provisions of the Plan. On the next succeeding interim distribution date after the date that the order or judgment of the Bankruptcy Court allowing such Claim becomes a Final Order, the Disbursing Agent shall distribute to the holder of such Claim any New Unsecured PIK Notes, New Unsecured Convertible Notes, and New Common Shares in the Disputed Class 7 Distribution Reserve that would have been distributed on the Class 7 Distribution Date had such Claim been an Allowed Class 7 Claim on the Class 7 Distribution Date. After a Final Order has been entered, or other final resolution has been reached, with respect to each Disputed Class 7 Claim (i) any New Unsecured PIK Notes, New Unsecured Convertible Notes, and New Common Shares held in the Disputed Class 7 Distribution Reserve shall be distributed Pro Rata to holders of Allowed Class 7 Claims entitled thereto under the terms of this Plan and (ii) any Cash or other property remaining in the Disputed Class 7 Distribution Reserve shall become property of the Reorganized Debtors. All distributions made under this Section IX.D of the Plan on account of an Allowed Class 7 Claim shall be made together with any payments or other distributions made on account of, as well as any obligations arising from, the distributed property, as if such Allowed Class 7 Claim had been an Allowed Class 7 Claim on the Class 7 Distribution Date. Notwithstanding the foregoing, the Disbursing Agent shall not be required to make distributions under Section IX.D more frequently than once every 180 days or to make any individual payments in an amount less than $25.00.

E.       DISTRIBUTION PROCEDURES FOR CLASS 8 CLAIMS AND INTERESTS

         A description of the procedure for the distribution to holders of Class 8 Claims and Interests, as well as the procedure for the establishment of a reserve for the benefit of holders of Disputed Class 8 Claims and Interests, if any, and the procedure for distribution to holders of Disputed Class 8 Claims and Interests, if any, after such Claims or Interests become Allowed Claims or Interests will be included in the Plan Supplement.


                                   ARTICLE X.

        CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

A.       CONDITIONS TO CONFIRMATION

         The following are conditions precedent to the occurrence of the Confirmation Date: (i) the entry of an order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code and (ii) the proposed Confirmation Order shall be in form and substance acceptable to the Debtors and the Required Lenders.

B.       CONDITIONS TO EFFECTIVE DATE

         The following are conditions precedent to the occurrence of the Effective Date, each of which must be (i) satisfied or (ii) waived in accordance with Section X.C below:

                  1. The Confirmation Order confirming the Plan, as such Plan may have been modified, shall have been entered and become a Final Order in form and substance reasonably satisfactory to the Debtors and the Required Lenders and shall provide that:

                           (a) the Debtors and Reorganized Debtors are
                               authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan or the Restructuring Transactions;

                           (b) the provisions of the Confirmation Order are
                               nonseverable and mutually dependent;

                           (c) Reorganized PSC or Reorganized PSI, or both, as
                               applicable is authorized to issue the New
                               Unsecured PIK Notes, New Unsecured Convertible Notes, New Common Shares and Management Options and incur the New Senior Secured Term Debt and New Secured PIK Debt; and

                           (d) the New Secured PIK Debt, New Unsecured PIK
                               Notes, New Unsecured Convertible Notes and New Common Shares issued under the Plan in exchange for Claims against the Debtors are exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code, except to the extent that holders of the New Secured PIK Debt, New Unsecured PIK Notes, New Unsecured Convertible Notes and New Common Shares are "underwriters," as that term is defined in section 1145 of the Bankruptcy Code.

                  2. The Reorganized Debtors shall have credit availability under the Exit Facility, in amount, form and substance acceptable to PSC and the Required Lenders, to provide the Reorganized Debtors and the Subsidiaries with sufficient working capital to meet ordinary and peak requirements and additional borrowings to support future projects.

                  3. The following agreements, in form and substance satisfactory to the Debtors and the Required Lenders, shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied:

                           (a) Amended Certificates of Incorporation and Bylaws
                               of the Reorganized Debtors and the other
                               Restricted Subsidiaries;

                           (b)  New Unsecured PIK Notes Indenture;

                           (c)  New Unsecured Convertible Notes Indenture;

                           (d)  Amended and Restated Term Credit Agreement;

                           (e)  New Guaranties and related security documents;

                           (f)  Registration Rights Agreement;

                           (g) Management Option Plan and Management Option Agreements;

                           (h)  Exit Facility;

                           (i)  Shareholder Rights Plan; and

                           (j) Agreements evidencing sufficient bonding to meet
                               the Debtors' projected bonding requirements.

                  4. The Amended Certificates of Incorporation and Bylaws of the Reorganized Debtors, as necessary, shall have been filed with the applicable authority of each entity's jurisdiction of incorporation in accordance with such jurisdiction's corporation laws.

                  5. All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

                  6. (a) The Canadian Bankruptcy Court shall have entered a final order under the CCAA sanctioning the Canadian Plan and all conditions to the effectiveness of the Canadian Plan shall have been satisfied other than the condition that this Plan shall have become effective or (b) the Lenders shall have realized on security they hold over some or all the Canadian Debtors, with such approvals by the Required Lenders and the Canadian Court as the Required Lenders may require, in a manner consistent with the implementation of this Plan on substantially the terms set forth herein.

                  7. The new Board of Directors of Reorganized PSC shall have been appointed.

C.       WAIVER OF CONDITIONS

Each of the conditions set forth in Section X.B above may be waived in whole or in part by the Debtors with the written consent of the Required Lenders, without any other notice to parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtors or Reorganized Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by a Debtor or Reorganized Debtor). The failure of a Debtor or Reorganized Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.


                                   ARTICLE XI.

                          MODIFICATIONS AND AMENDMENTS

         Subject to the consent of the Required Lenders, the Debtors may alter, amend or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan so long as they have obtained the prior approval of the Required Lenders and such proceedings do not materially adversely affect the treatment of holders of Claims or Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.


                                  ARTICLE XII.

                            RETENTION OF JURISDICTION

          1. Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, subject to the Protocol, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

                  A. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest not otherwise Allowed under the Plan, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

                  B. Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date the payment of the fees and expenses of the retained Professionals of the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

                  C. Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

                  D. Effectuate performance of and payments under the provisions of the Plan;

                  E. Hear and determine any and all adversary proceedings, motions, applications and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

                  F. Enter such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

                  G. Hear and determine disputes arising in connection with the interpretation, implementation, consummation or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

                  H. Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                  I. Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation or enforcement of the Plan or the Confirmation Order;

                   J. Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;

                  K. Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

                  L. Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

                  M. Except as otherwise limited herein, recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

                  N. Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                  O. Hear and determine all disputes involving the existence, nature or scope of the Debtors' discharge;

                  P. Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

                  Q. Enter a final decree closing the Chapter 11 Cases.

         2. Notwithstanding the jurisdiction retained in this Article XII, from and after the Confirmation Date, the Bankruptcy Court shall not have the power to issue any order in the Chapter 11 Cases which modifies the provisions of the Amended and Restated Term Credit Agreement or the rights of holders of the New Senior Secured Term Debt, the New Secured PIK Debt or the New Common Shares.


                                  ARTICLE XIII.

                           COMPROMISES AND SETTLEMENTS

         Pursuant to Fed. R. Bankr. P. 9019(a), the Debtors may compromise and settle various Claims against them and/or claims that they may have against other Persons. The Debtors, subject to the prior approval of the Required Lenders, expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against the Debtors and claims that they may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Reorganized Debtors pursuant to Sections IV.E and IV.F of the Plan.


                                  ARTICLE XIV.

                            MISCELLANEOUS PROVISIONS

A.       BAR DATES FOR CERTAIN POST-PETITION CLAIMS

         1.  Administrative Claims; Substantial Contribution Claims

         The Confirmation Order will establish an Administrative Claims Bar Date for filing of Administrative Claims that have not been paid, released or otherwise settled (excluding Administrative Claims arising from the sale of goods or services to a Debtor, after the Petition Date, in the ordinary course of business), including Substantial Contribution Claims (but not including claims for Professional Fees or the expenses of the members of any creditors' committee), which date will be 45 days after the

Confirmation Date. Holders of asserted Administrative Claims, other than claims for Professional Fees or the expenses of the members of any creditors' committee, not paid prior to the Confirmation Date must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Fed. R. Bankr. P. 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors or Reorganized Debtors, as the case may be, shall have 45 days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

         2.  Professional Fee Claims

         All final requests for compensation or reimbursement of Professional Fees pursuant to section 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors or any creditors' committee prior to the Effective Date (other than Substantial Contribution Claims under section 503(b)(4) of the Bankruptcy Code) must be filed and served on the Reorganized Debtors and their counsel no later than 45 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than 45 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

B.       PAYMENT OF STATUTORY FEES

         All fees payable pursuant to Section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation, shall be paid on or before the Effective Date.

C.       SEVERABILITY OF PLAN PROVISIONS

         If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of any Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

D.       SUCCESSORS AND ASSIGNS

         The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

E.       RELEASES AND SATISFACTION OF SUBORDINATION RIGHTS

         All Claims of the holders of the Lender Claims and the Old Debentures against the Debtors and all rights and claims between or among such holders relating in any manner whatsoever to any claimed subordination rights shall be deemed satisfied by the distributions under, described in, contemplated by and/or implemented in Section III.C of this Plan. Distributions under, described in, contemplated by and/or implemented by this Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment or like legal process by any holder of a Claim, including, but not limited to, holders of Lender Claims and Old Debenture Claims, by reason of any claimed subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

F.       DISCHARGE OF THE DEBTORS; INJUNCTION

         1.  Discharge

         Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtors or any of their assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall (i) be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt accepted the Plan, and (ii) terminate all Interests of the holders of (A) Other Equity Securities and (B) if Class 7 votes to reject the Plan, Old Common Shares.

         As of the Confirmation Date, except as provided in the Plan or the Confirmation Order, all entities shall be precluded from asserting against the Debtors, Reorganized Debtors, those individuals who were directors, officers and employees of the Debtors as of the Petition Date and the professionals of the Debtors (excluding Deloitte & Touche and Morgan Stanley & Co., Incorporated) their successors or their property any other or further claims, debts, rights, causes of action, liabilities or equity interests relating to the Debtors based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all Interests of the holders of (i) Other Equity Securities and (ii) if Class 7 votes to reject the Plan, Old Common Shares, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

         2.  Injunction

                  (a) Injunction Related to Discharged Claims and Terminated Interests

         Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is Impaired or terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtors, Reorganized Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated interests or rights: (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors and (e) commencing or continuing any action in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

                  (b)  Released Claims

         As of the Effective Date, all entities that have held, currently hold or may hold a claim, demand, debt, right, cause of action or liability that is released pursuant to Section IV.I or Section XIV.H are permanently enjoined from taking any of the following actions on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance: (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

                  (c)  Consent of Injunction

         By accepting a distribution pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section XIV.F.

G.       COMMITTEES

         Effective on the Effective Date, the duties of the Creditors' Committee shall terminate.

H.       EXCULPATION AND LIMITATION OF LIABILITY; INDEMNITY

         Neither the Debtors, the Subsidiaries, the Reorganized Debtors, the holders of Lender Claims, the ad hoc steering committee or any other committee of holders of Lender Claims, CIBC as Administrative Agent and co-arranger under the Pre- Petition Credit Agreement, BTCo as Syndication Agent and co-arranger under the Pre-Petition Credit Agreement, any official committees appointed in the Chapter 11 Cases, the DIP Agent, the DIP Co-Arrangers and the holders of DIP Facility Claims, the Security Agent, and the Account Intermediaries, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating or implementing the Plan or the Lender Lock-up Agreement, the solicitation of acceptances of the Plan or the Lender Lock-up Agreement, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         Notwithstanding any other provision of this Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against any Debtor, Subsidiary or Reorganized Debtor, the holders of Lender Claims, the ad hoc steering committee or any other committee of holders of Lender Claims, CIBC as Administrative Agent and co- arranger under the Pre-Petition Credit Agreement, BTCo as Syndication Agent and co-arranger under the Pre-Petition Credit Agreement, any official committees appointed in the Chapter 11 Cases, the DIP Agent, the DIP Co-Arrangers and the holders of DIP Facility Claims, the Security Agent, and the Account Intermediaries, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, affiliates, or agents, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating or implementing the Plan or the Lender Lock-up Agreement, the solicitation of acceptances of the Plan or the Lender Lock-up Agreement, the pursuit of confirmation of the Plan, the consummation of the Plan, the confirmation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct.

         The foregoing exculpation and limitation on liability shall not, however, limit, abridge or otherwise affect the rights, if any, of the Reorganized Debtors to enforce, sue on, settle or compromise the Litigation Claims retained pursuant to Section IV.F hereof.

         The Reorganized Debtors and the Subsidiaries hereby jointly and severally fully indemnify each of the holders of Lender Claims, the ad hoc steering committee or any other committee of holders of Lender Claims, CIBC as Administrative Agent and co-arranger under the Pre-Petition Credit Agreement, BTCo as Syndication Agent and co-arranger under the Pre-Petition Credit Agreement, the DIP Agent, the DIP Co-Arrangers and the holders of DIP Facility Claims, the Security Agent, and the Account Intermediaries, and their respective agents, affiliates, directors, officers, employees, and representatives, including counsel (collectively, the "Indemnitees") against any manner of actions, causes of action, suits, proceedings, liabilities and claims of any nature, costs and expenses (including reasonable legal fees) which may be incurred by such Indemnitee or asserted against such Indemnitee arising out of or during the course of, or otherwise in connection with or in any way related to, the negotiation, preparation, formulation, solicitation, dissemination, implementation, confirmation and consummation of the Plan, other than any liabilities to the extent arising from the gross negligence or willful or intentional misconduct of any Indemnitee as determined by a final judgment of a court of competent jurisdiction. If any claim, action or proceeding is brought or asserted against an Indemnitee in respect of which indemnity may be sought from any of the Reorganized Debtors or any of the Subsidiaries, the Indemnitee shall promptly notify Reorganized PSC in writing, and Reorganized PSC may assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee, and the payment of all costs and expenses. The Indemnitee shall have the right to employ separate counsel in any such claim, action or proceeding and to consult with Reorganized PSC in the defense thereof and the fees and expenses of such counsel shall be at the expense of Reorganized PSC unless and until Reorganized PSC shall have assumed the defense of such claim, action or proceeding. If the named parties to any such claim, action or proceeding (including any impleaded parties) include both the Indemnitee and any of the Reorganized Debtors or Subsidiaries, and the Indemnitee reasonably believes that the joint representation of such entity and the Indemnitee may result in a conflict of interest, the Indemnitee may notify Reorganized PSC in writing that it elects to employ separate counsel at the expense of Reorganized PSC, and Reorganized PSC shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitee. In addition, PSC shall not effect any settlement or release from liability in connection with any matter for which the Indemnitee would have the right to indemnification from

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



Reorganized PSC, unless such settlement contains a full and unconditional release of the Indemnitee, or a release of the Indemnitee satisfactory in form and substance to the Indemnitee.

I.       BINDING EFFECT

         The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Reorganized Debtors and all other parties-in-interest in these Chapter 11 Cases.

J.       REVOCATION, WITHDRAWAL OR NON-CONSUMMATION

         Subject to the approval of the Required Lenders, the Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (b) prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving a Debtor, or (iii) constitute an admission of any sort by any Debtor or any other Person.

K.       PLAN SUPPLEMENT

         Any and all exhibits, lists or schedules not filed with the Plan shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least five (5) Business Days prior to date of the commencement of the Confirmation Hearing. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with
Section XIV.K of the Plan.

L.       NOTICES

         Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or Reorganized Debtor under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

         PHILIP SERVICES (DELAWARE), INC., et al.
         100 King St. W.
         P. O. Box 2440, LCD #1
         Hamilton, Ontario L8N4J6
         Att'n: Colin Soule, Esq.
         Telephone:   (905) 521-1600
         Facsimile:   (905) 521-9160

         with a copy to:

         SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
         333 West Wacker Drive
         Chicago, Illinois  60606-1285
         Att'n: David S. Kurtz, Esq.
         Telephone:   (312) 407-0700
         Facsimile:   (312) 407-0411

M.       PAYMENT OF CERTAIN FEES AND EXPENSES


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



         On the Effective Date, the Reorganized Debtors shall reimburse (a) First Union National Bank for its reasonable legal fees (determined on an hourly basis) and expenses in connection with the Debtors' restructuring and the Chapter 11 Cases, (b) the Indenture Trustee's reasonable fees and expenses as trustee, paying agent, registrar and authentication agent as to the Old Debentures, (c) the reasonable fees of Chanin, Kirkland & Messina (i) not to exceed $75,000 per month plus expenses for the two-month period commencing on April 25, 1999, and then (ii) not to exceed $37,500 per month for the period commencing on June 25, 1999 and ending on the earliest of (1) October 25, 1999,
(2) the date on which Chanin, Kirkland & Messina is retained as financial advisor to the creditors' committee and (3) the occurrence of a "Termination Event" as defined in the Lender Lock-up Agreement and (d) unreimbursed travel expenses of the holders of Old Debentures serving on the ad-hoc committee of holders of Old Debentures not to exceed $2,500 prior to June 25, 1999 and $2,500 subsequent to June 25, 1999.

N.       PREPAYMENT

         Except as otherwise provided in this Plan, any ancillary documents entered into in connection herewith, or the Confirmation Order, the Debtors, with the consent of the Required Lenders, shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the classes of Claims.

O.       TERM OF INJUNCTIONS OR STAYS

         Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.

P.       GOVERNING LAW

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.


Dated:

                                      PHILIP SERVICES CORP.
                                      (for itself and on behalf of the Debtors)



                                      By:
                                      Name:
                                      Title:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)

David S. Kurtz
Jeffrey W. Linstrom
Timothy R. Pohl
333 W. Wacker Drive
Chicago, Illinois 60606-1285
(312) 407-0700

          -and-

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP



By:

Gregg M. Galardi (I.D. #2991)
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
(302) 651-3000

Attorneys for Philip Services (Delaware), Inc., et al.

                                    EXHIBIT A



                           LIST OF SUBSIDIARY DEBTORS

                                    EXHIBIT B



                        LIST OF IMPAIRED UNSECURED CLAIMS

                                    EXHIBIT C



               SUMMARY OF TERMS OF NEW UNSECURED CONVERTIBLE NOTES